                                                                       EXHIBIT 2




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                       NOTE AND WARRANT PURCHASE AGREEMENT

                              DATED APRIL 26, 2002

                                  BY AND AMONG

                             CONCEPTS DIRECT, INC.,

                         ST. CLOUD CAPITAL PARTNERS, LP,

                                PHILLIP A. WILAND

                                       AND

                                 LINDA S. WILAND


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
                                TABLE OF CONTENTS

                                                                                Page
1.   AUTHORIZATION AND CLOSING...................................................1

     1.1      Authorization of the Securities....................................1
     1.2      Purchase and Sale of the Securities................................1
     1.3      The Closing........................................................1
     1.4      Closing Fees and Expenses..........................................2

2.   DEFINITIONS.................................................................2


3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................9

     3.1      Organization; Good Standing; Qualification.........................9
     3.2      Authorization; No Breach...........................................9
     3.3      Reservation of Common Stock.......................................10
     3.4      Capitalization and Related Matters................................10
     3.5      Subsidiaries; Investments.........................................10
     3.6      Consents..........................................................10
     3.7      Contracts and Other Commitments...................................11
     3.8      Absence of Certain Developments...................................12
     3.9      Assets............................................................13
     3.10     Compliance with Laws..............................................13
     3.11     Litigation........................................................13
     3.12     Offering..........................................................14
     3.13     Financial Information.............................................14
     3.14     Title, Liens and Encumbrances.....................................15
     3.15     Tax Returns and Tax Matters.......................................15
     3.16     Employee Matters..................................................15
     3.17     Insurance.........................................................15
     3.18     Intellectual Property Rights......................................15
     3.19     Product Warranty..................................................16
     3.20     Brokerage.........................................................16
     3.21     Employee Benefits and Plans.......................................16
     3.22     Environmental and Safety Matters..................................18
     3.23     Minute Books......................................................19
     3.24     Small Business Matters............................................19
     3.25     Affiliated Transactions...........................................20
     3.26     Solvency, etc.....................................................20
     3.27     Investment Company................................................20
     3.28     Margin Regulations................................................21
     3.29     Public Utility Holding Company Act................................21
     3.30     Disclosure........................................................21

4.   REPRESENTATIONS AND WARRANTIES OF THE INVESTORS............................21

     4.1      Authorization.....................................................21
     4.2      Purchase Entirely for Own Account.................................21

     4.3      Reliance upon the Investors' Representations......................22
     4.4      Receipt of Information............................................22
     4.5      Accredited Investor...............................................22

5.   CONDITIONS OF THE INVESTORS' OBLIGATIONS AT CLOSING........................22

     5.1      Representations and Warranties and Covenants; No Event of Default.22
     5.2      Qualifications and Approvals......................................22
     5.3      Compliance with Applicable Laws...................................22
     5.4      Other Assurances..................................................23
     5.5      Closing Documents.................................................23
     5.6      Insurance.........................................................24
     5.7      No Material Adverse Change........................................24

6.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.........................24

     6.1      Representations and Warranties....................................24
     6.2      Performance.......................................................24
     6.3      Compliance with Applicable Laws...................................24

7.   AFFIRMATIVE COVENANTS......................................................25

     7.1      Accounting Records................................................25
     7.2      Financial Reporting and Notices...................................25
     7.3      Access............................................................26
     7.4      Qualification to Do Business......................................27
     7.5      Insurance.........................................................27
     7.6      Taxes and Other Liabilities.......................................27
     7.7      Governmental Approvals and Requirements...........................27
     7.8      Liens and Perfection..............................................27
     7.9      Change of Location................................................27
     7.10     Compliance with Agreements and Transaction Documents..............28
     7.11     Maintenance of Properties.........................................28
     7.12     Compliance With Applicable Laws...................................28
     7.13     Mandatory Prepayment of the Notes.................................28

8.   NEGATIVE COVENANTS.........................................................29

     8.1      Restricted Payments...............................................29
     8.2      Indebtedness......................................................29
     8.3      Mergers and Sale of Assets........................................29
     8.4      Liquidation, Dissolution, Reorganization..........................29
     8.5      Disposition of Assets.............................................29
     8.6      Change of Name or Business........................................29
     8.7      Accounting Policies...............................................30
     8.8      Liens.............................................................30
     8.9      Loans by the Company; Cancellation of Debts.......................30
     8.10     Loans to Officers or Directors....................................30
     8.11     Investments.......................................................30

     8.12     Agreements........................................................30
     8.13     Use of Proceeds...................................................31
     8.14     Organizational Documents..........................................31
     8.15     Intellectual Property.............................................31

9.   SBIC REGULATORY PROVISIONS.................................................31

     9.1      Use of Proceeds...................................................31
     9.2      Regulatory Violation..............................................32
     9.3      Regulatory Compliance Cooperation.................................32
     9.4      Economic Impact Information.......................................32
     9.5      Sales to Securities to other SBIC Holders.........................33
     9.6      Business Activity.................................................33
     9.7      Number of Stockholders............................................33
     9.8      Compliance With Non-Discrimination Requirements...................33

10.  EVENTS OF DEFAULT..........................................................33

     10.1     Events of Default.................................................33
     10.2     Termination and Acceleration......................................35

11.  MISCELLANEOUS..............................................................35

     11.1     Expenses..........................................................35
     11.2     Remedies..........................................................36
     11.3     No Setoffs, etc...................................................36
     11.4     Payment Set Aside.................................................36
     11.5     Entire Agreement..................................................37
     11.6     Survival of Covenants.............................................37
     11.7     Survival of Warranties............................................37
     11.8     Successors and Assigns............................................37
     11.9     Confidentiality...................................................38
     11.10    Indemnification...................................................38
     11.11    Aggregation.......................................................39
     11.12    Counterparts......................................................39
     11.13    Titles and Subtitles..............................................39
     11.14    Notices...........................................................39
     11.15    Amendments and Waivers; Rights of Investors.......................40
     11.16    Severability......................................................40
     11.17    Construction......................................................40
     11.18    Exculpation of Investors..........................................41
     11.19    Jurisdiction and Venue............................................41
     11.20    Waiver of Right to Jury Trial.....................................41
     11.21    Limitation on Liability...........................................41


Exhibit A  - Form of Note
Exhibit B  - Form of Security Agreement
Exhibit C -  Form of Warrant

Exhibit D - Form of Investors' Rights Agreement
Exhibit E - Pro forma Projections of the Company
Exhibit F - Form of Opinion of McGuire Woods LLP
Exhibit G - Schedule of Exceptions



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
                              CONCEPTS DIRECT, INC.

                       NOTE AND WARRANT PURCHASE AGREEMENT


                  This NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of April 26, 2002, by and among CONCEPTS DIRECT, INC., a Delaware corporation (the "Company"), ST. CLOUD CAPITAL PARTNERS, LP, a Delaware limited partnership ("St. Cloud"), PHILLIP A. WILAND, an individual ("P.Wiland"), and LINDA S. WILAND, an individual ("L.Wiland" and together with P.Wiland, referred to herein as "Wiland"). St. Cloud and Wiland are together referred to herein as the "Investors" and individually as an "Investor". P.Wiland and L.Wiland shall act jointly for all purposes under this Agreement and the other Transaction Documents and shall be considered one Investor.

         THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

         1. AUTHORIZATION AND CLOSING.

         1.1 Authorization of the Securities. The Company has authorized the issuance and sale to each Investor of (a) a 10.0% Senior Secured Promissory Note in an aggregate principal amount of Two Million Dollars ($2,000,000.00), in the form attached hereto as Exhibit A (each, a "Note", and together the "Notes"), and secured by that certain Security Agreement, by and among the Company and the Investors, in the form attached hereto as Exhibit B (the "Security Agreement") and (b) a Common Stock Purchase Warrant, representing the right to acquire 275,000 shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), subject to adjustment, in the form attached hereto as Exhibit C (each, a "Warrant", and together the "Warrants"). The Notes and the Warrants are sometimes collectively referred to herein as the "Securities".

         1.2 Purchase and Sale of the Securities. On the Closing Date (as defined below), the Company shall sell to each Investor and, subject to the terms and conditions set forth herein, each Investor shall purchase from the Company a Note and Warrant for a purchase price equal to Two Million Dollars ($2,000,000.00). The Company and each Investor, having adverse interests and as a result of arm's length bargaining, agree that: (a) none of the Investors nor any of their affiliated companies has rendered any services to the Company in connection with this Agreement, (b) the Warrants are not being issued as compensation, (c) the fair market value of each Note, if issued apart from each Warrant, is equal to One Million Four Hundred Sixty Six Thousand Five Hundred Dollars ($1,466,500.00), and the fair market value of each Warrant, if issued apart from each Note, is equal to Five Hundred Thirty Three Thousand and Five Hundred Dollars ($533,500.00), (d) Twenty Four Thousand Seven Hundred Fifty Dollars ($24,750.00) of the Two Million Dollar ($2,000,000.00) purchase price paid by each Investor is an advance payment of $0.09 per share underlying the Warrants with respect to the exercise price per share of the Warrants, and (e) all Tax Returns and other information returns of each party relative to this Agreement, the Notes, and the Warrants issued pursuant hereto shall consistently reflect the matters agreed to in (a) through (d) above.

         1.3 The Closing. The closing of the purchase and sale of the Securities (the "Closing") shall take place at the offices of Latham & Watkins, 633 West Fifth Street, Los



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Angeles, California, on the Closing Date, or at such other place as may be mutually agreeable to the Company and the Investors. At the Closing, the Company shall deliver to each Investor a Note and a Warrant, the Security Agreement and the Investors' Rights Agreement (as defined below). At the Closing, each Investor shall pay the Company an amount equal to Two Million Dollars ($2,000,000.00) for such Investor's Note and Warrant by wire transfer of immediately available funds, to an account designated by the Company.

         1.4 Closing Fees and Expenses. At the Closing, the Company shall pay to each Investor a closing fee in the aggregate amount of Thirty Thousand Dollars ($30,000.00) and reimburse each Investor for fees and expenses as provided in
Section 11.1 hereto (to the extent such fees and payments are known as of the Closing Date). The Investors may offset amounts owed to them pursuant to this
Section 1.4 from the purchase price being paid by such Investor pursuant to
Section 1.3.

         2. DEFINITIONS. Except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section 2 shall, for all purposes of this Agreement, have the meanings herein specified, the following definitions being equally applicable to the singular and plural forms of any of the terms herein defined:

                  "Action" shall mean any action, arbitration, audit, demand, claim, complaint, dispute, hearing, inquiry, investigation, litigation, prosecution or suit (whether civil, criminal, administrative, governmental, judicial or investigative, whether formal or informal, whether public or private).

                  "Affiliate" shall mean, when used with reference to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                  "Agreement" shall mean this Note and Warrant Purchase Agreement by and among the Company and the Investors (including the exhibits attached hereto), as originally executed or as it may from time to time be supplemented, modified or amended as provided herein.

                  "Board" shall mean the Board of Directors of the Company.

                  "Business" shall have the meaning set forth in Section 3.24(b) hereof.

                  "Business Day" shall mean a day other than a Saturday, Sunday or any other day on which commercial banks in Los Angeles, California are required or authorized to be closed.

                  "Capitalized Lease Obligations" shall mean the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP consistently applied and Statement of Financial Accounting Standards No. 13.

                  "CERCLA" shall have the meaning set forth in Section 3.22 hereof.

                  "Cessation Date" shall have the meaning set forth in Section
11.6 hereof.

                  "Change of Control" shall mean: (a) any sale, transfer or issuance or series of sales or issuances of the Company's capital stock by the Company or any holder or holders thereof, or any merger, consolidation or other transaction involving the Company where the stockholders of the Company immediately prior to such event do not retain more than a fifty percent (50%) voting power or interest in the Company or the successor corporation or other entity, as the case may be, (b) any sale of all or substantially all of the assets of Company on a consolidated basis, (c) after the Closing, any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than twenty-five percent (25%) of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of the Company having voting rights in the election of directors under normal circumstances, or (d) a majority of the members of the Board shall cease to be Continuing Members (as defined below). For purposes of the foregoing, "Continuing Members" shall mean a member of the Board who either
(i) was a member of the Board on the day before the Closing or (ii) became a member of the Board after the day before the Closing and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Board.

                  "Closing" shall have the meaning set forth in Section 1.3 hereof.

                  "Closing Date" shall mean April __, 2002, or such other date as the Company and Investors shall mutually agree upon.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

                  "Collateral" shall have the meaning set forth in the Security Documents.

                  "Collateral Agent" shall have the meaning set forth in the Security Agreement.

                  "Common Stock" shall have the meaning set forth in Section 1.1 hereof.

                  "Company" shall have the meaning set forth in the preamble hereof.

                  "Company Benefit Plan" shall have the meaning set forth in
Section 3.21(a) hereof.

                  "Confidential Information" shall have the meaning set forth in
Section 11.9 hereof.

                  "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, rules, ordinances, and similar provisions having the force or effect of law, all judicial and administrative orders, judgments, directives, and determinations, all regulatory policy or guidance, all contractual obligations, permits, licenses and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation), each as amended and as now or hereafter in effect.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

                  "ERISA Affiliates" shall have the meaning set forth in Section 3.21(a) hereof.

                  "Event of Default" shall have the meaning set forth in Section
10.1 hereof.

                  "Financing" shall mean the purchase of the Securities by the Investors hereunder.

                  "GAAP" shall mean United States generally accepted accounting principles in effect from time to time applied consistently throughout the period involved.

                  "Indebtedness" of a Person shall mean (a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) any obligation of such Person to pay the deferred purchase price of property or for services (other than trade payables in the ordinary course of business), (d) any Capitalized Lease Obligation or synthetic lease obligation of such Person, (e) any obligation or liability of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) any guarantee or indemnity with respect to the indebtedness, obligations or liability of another Person (other than those incurred in the ordinary course of business), (g) indebtedness of such Person consisting of reimbursement obligations under letters of credit issued for the account of such person, (h) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (i) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person, (j) all obligations of such Person in respect of hedge agreements, swap agreements and similar agreements and (k) the liquidation value of any mandatorily redeemable preferred capital stock of such Person or any of its Subsidiaries held by any Person other than such Person and its wholly owned Subsidiaries.

                  "Indemnitees" shall have the meaning set forth in Section
11.10 hereof.

                  "Intellectual Property Contracts" shall mean all contracts and agreements relating to the Intellectual Property Rights (as defined below) to which the Company is a party or by which the Company is bound, including without limitation assignment, royalty and license agreements.

                  "Intellectual Property Rights" shall mean any and all rights in or affecting intellectual or industrial property or other proprietary rights owned or used by the Company, existing now or in the future in the United States or anywhere in the universe, including without limitation any and all rights in, to, or subsisting in the following: (a) patents, patent applications, patent disclosures and inventions, including all reissues, continuations, continuations-in-part, divisions, renewals and extensions of patents; (b) trademarks, service marks, trade dress, trade names, slogans, Internet domain names, vanity telephone numbers, logos and corporate names, including all registrations, applications for registration and renewals thereof, together with all of the goodwill associated therewith; (c) copyrights, copyrightable works and original works of authorship, including all registrations, applications for registration and renewals thereof; (d) computer software, data, data bases and Internet websites, and all documentation relating thereto; (e) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information); (f) copies and tangible embodiments thereof (in whatever form or medium); (g) licenses (under which the applicable Person is licensor or licensee) relating to any of the foregoing and
(h) all other intangible assets, properties and rights, together with all other interests accruing by reason of international conventions and treaties, including without limitation all claims, causes of action and rights to sue for past, present and future infringement or unconsented use of any of the Intellectual Property Rights, the right to file applications and obtain registrations, and all products, proceeds and revenues arising from or relating to any and all of the foregoing.

                  "Investment" as applied to any Person shall mean (a) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests, membership interests and joint venture interests) of any other Person and (b) any capital contribution by such Person to any other Person.

                  "Investor" or "Investors" shall have the meaning set forth in the preamble hereof.

                  "Investors' Rights Agreement" shall mean that certain Investors' Rights Agreement, to be entered into at the Closing by and among the Company and the Investors, as originally executed or as it may from time to time be supplemented, modified or amended, in the form attached hereto as Exhibit D.

                  "IRS" shall the Internal Revenue Service.

                  "Liabilities" shall have the meaning set forth in Section
11.10 hereof.

                  "Lien" shall mean any interest in property securing an obligation, whether such interest is based on common law, statute or contract, and including but not limited to any security interest or lien arising from a mortgage, encumbrance, pledge, charge, easement, servitude, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

                  "Material Adverse Change" shall mean a material adverse change in (a) the business, assets, operations, prospects or financial condition of the Company, (b) the ability of the Company to pay the Obligations in accordance with their terms, or (c) the Liens of the Investors on the Collateral or the priority of such Liens.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial condition of the Company, (b) the ability of the Company to pay the Obligations in accordance with their terms, or (c) the Liens of the Investors on the Collateral or the priority of such Liens.

                  "Mortgage" shall mean that certain Deed of Trust to Public Trustee, Security Agreement and Financing Statement, dated as of the Closing Date, executed by the Company in favor of the Investors.

                  "Multiemployer Plan" shall have the meaning set forth in
Section 3.21(d) hereof.

                  "Net Proceeds" shall have the meaning set forth in Section 7.13(a) hereof.

                  "Note" shall have the meaning set forth in Section 1.1 hereof.

                  "Obligations" shall mean all loans, advances, debts, liabilities, obligations, covenants and duties owing to any Investor by the Company of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, the Notes or the Security Documents, whether or not for the payment of money, arising by reason of an extension of credit, absolute or contingent, due or to become due, now existing or hereafter arising, including all principal, interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Company under this Agreement or any other Transaction Document.

                  "Operating Lease" shall mean for any Person any lease of property which would not be classified as a Capitalized Lease under GAAP consistently applied, other than a lease under which such Person is the lessor.

                  "Other Assurances" shall mean any agreement, instrument, conveyance, mortgage, pledge, hypothecation or other document executed and delivered (or to be executed and delivered) pursuant to Section 5.4 hereof (as amended, modified or supplemented from time to time).

                  "Pension Plan" shall have the meaning set forth in Section 3.21(d) hereof.

                  "Permitted Liens" shall mean: (a) the Liens created under the Security Documents, (b) landlords', suppliers', Tax, assessment, governmental and other like liens and charges arising in the ordinary course of business securing obligations that are not incurred in connection with the obtaining of any advance or credit and which are not overdue, or are being contested in good faith by appropriate proceedings, provided that, in accordance with GAAP, adequate reserves have been set aside on the books of the Company for the eventual payment thereof in the event it is determined that such obligations are payable by the Company, (c) Liens arising in connection with worker's compensation, unemployment insurance, appeal and release bonds and progress payments under government contracts, (d) any "banker's lien" or similar right of offset, (e) any Lien arising in connection with a Capitalized Lease Obligation permitted hereunder on the asset which is the subject of the related lease, (f) Liens of mechanics, materialmen, warehousemen or carriers, and other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable, and (g) Liens for any Taxes, or other governmental charges, either not delinquent or secured by a bond reasonably acceptable to each Investor or not yet due and being contested in good faith and by appropriate proceedings, so long as (i) such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of the Collateral or have a Material Adverse Effect on the Company, or (ii) a bond or other security acceptable to the Collateral Agent, which acceptance may be withheld in the Collateral Agent's sole and absolute discretion, has been posted or provided in such manner and amount as to assure the Collateral Agent that any amounts determined to be due will be promptly paid in full when such contest is determined.

                  "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

                  "Potential Event of Default" shall mean any event or occurrence which with the passage of time or the giving of notice or both would constitute an Event of Default.

                  "Real Estate Transfer" shall have the meaning set forth in
Section 7.13 hereof.

                  "Regulatory Problem" shall mean any transaction, circumstance or situation whereby (a) a Person and such Person's Affiliates would own, control or have power over a quantity of securities of any kind issued by the Company or any other entity greater than is permitted under any requirement of any governmental authority, or (b) it has been asserted by any governmental regulatory agency, or such Person believes, that such Person and its Affiliates are not entitled to hold, or exercise any significant right under or with respect to, the Notes, the Warrants, or the Underlying Common Stock held by such Person.

                  "Regulatory Violation" shall mean, with respect to any SBIC Holder providing Financing under this Agreement, (a) a diversion of the proceeds of such Financing from the use reported thereof on the SBA Form 1031 delivered at the Closing, if such diversion was effected without obtaining the prior written consent of the SBIC Holder (which may be withheld in its sole discretion) or (b) a change in the principal business activity of the Company to an ineligible business activity (within the meaning of the SBIC Regulations) if such change occurs within one year after the date of the initial Financing hereunder.

                  "Release" shall have the meaning set forth in CERCLA.

                  "Restricted Payment" shall mean (a) any dividend or other distribution declared or paid by the Company on any of the shares now or hereafter outstanding of the capital stock of the Company or return of capital to its stockholders as such; and (b) any purchase or other acquisition for value by the Company of (i) any shares of the capital stock of the Company (except shares acquired solely upon the conversion thereof into other shares of its capital stock) or (ii) any security convertible into, or any option, warrant or other right to acquire, shares of the capital stock of the Company.

                  "SBA" shall mean the United States Small Business Administration.

                  "SBIC" shall mean a small business investment company licensed under the SBIC Act.

                  "SBIC Act" shall mean the Small Business Investment Act of 1958, as amended.

                  "SBIC Holder" shall mean St. Cloud and any other holder of Notes or Underlying Common Stock which is an SBIC.

                  "SBIC Regulations" shall mean the Small Business Investment Company Act of 1958, as amended, and the regulations issued by the SBA thereunder, codified at Title 13 of the Code of Federal Regulations ("13 CFR"), 107 and 121, as amended.

                  "Securities" shall have the meaning set forth in Section 1.1 hereof.

                  "Securities Act" shall have the meaning set forth in Section
3.6 hereof.

                  "Securities and Exchange Commission" shall include any governmental body or agency succeeding to the functions thereof.

                  "Security Agreement" shall have the meaning set forth in
Section 1.1 hereof.

                  "Security Documents" shall mean the Security Agreement, the Mortgage and the Other Assurances.

                   "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control (or have the power to be or control) a managing director, manager or general partner of such limited liability company, partnership, association or other business entity.

                  "Taxes" shall mean any tax, duty, fee, assessment or charge of any nature whatsoever imposed by any taxing authority (including, without limitation, any gross or net income, gross or net receipts, franchise, sales, use, ad valorem, asset, value added, stamp, transfer, franchise, withholding, payroll, employment, profit sharing, capital, corporation, excise, occupation or property taxes), together with any and all penalties, fines, additions to tax or interest thereon.

                  "Tax Return" shall mean any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

                  "Transaction Documents" shall mean this Agreement, the Notes, the Warrants, the Security Documents and the Investors' Rights Agreement.

                  "Underlying Common Stock" shall mean (a) the Common Stock issued or issuable upon exercise of the Warrants and (b) any Common Stock issued or issuable with respect to the securities referred to in clause (a) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

                  "Warrant" shall have the meaning set forth in Section 1.1 hereof.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to the Investors to enter into this Agreement and purchase the Securities hereunder, the Company hereby represents and warrants to each Investor that each of the following statements are true, complete and correct as of the date of this Agreement and will be true, complete and correct as of the Closing after giving effect the other transactions contemplated by the Transaction Documents to occur on the date of the Closing:

         3.1 Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver the Transaction Documents, to issue the Securities and to carry out the provisions of the Transaction Documents. Except where failure to so qualify would not have a Material Adverse Effect, the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed on
Schedule 3.1, being all the jurisdictions in which the character of its properties owned or leased or the nature of its activities make such qualification necessary.

         3.2 Authorization; No Breach. The execution, delivery and performance of each of the Transaction Documents and all other agreements and instruments contemplated hereby and thereby to which the Company is a party have been duly authorized by the Company. Each of the Transaction Documents, the Company's Certificate of Incorporation and all other agreements and instruments contemplated hereby and thereby to which the Company is a party constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of each of the Transaction Documents and all other agreements and instruments contemplated hereby and thereby to which it is a party, the offering, sale and issuance of the Securities hereunder, the issuance of the Underlying Common Stock and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Lien upon the Company's capital stock or assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject (including any usury laws applicable to the Note), or any agreement, instrument, order, judgment or decree to which the Company is subject.

         3.3 Reservation of Common Stock. The Underlying Common Stock has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrants and the Company's Certificate of Incorporation, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

         3.4 Capitalization and Related Matters.

                  (a) The authorized capital of the Company consists, or will consist prior to the Closing, of 7,500,000 shares of Common Stock, 4,923,538 shares of which are issued and outstanding.

                  (b) Except as set forth on Schedule 3.4, the Company does not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, or has outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Warrants. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. All of the outstanding shares of the Company's capital stock are validly issued, fully paid and nonassessable and the Underlying Common Stock will, when issued, be duly authorized and validly issued, fully paid and nonassessable.

                  (c) The Company is not obligated to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued (other than the Underlying Common Stock).

         3.5 Subsidiaries; Investments. Except as set forth on Schedule 3.5, the Company does not have any Subsidiaries. The Company has no direct or indirect stock or other equity or ownership interest (whether controlling or not) in any corporation, association, partnership, limited liability company, joint venture or other entity.

         3.6 Consents. Except as set forth on Schedule 3.6, no consent, approval, qualification, order or authorization of, or filing with, any Person, or any local, state, federal or foreign governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Agreement or the other Transaction Documents, the issuance of the Securities contemplated by this Agreement or the issuance of the Underlying Common Stock except (a) such filings as have been made prior to the Closing and

(b) any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act") and such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

         3.7 Contracts and Other Commitments.

                  (a) Except as expressly contemplated by this Agreement or as set forth on Schedule 3.7, the Company is not a party to or bound by any written or oral:

                           (i) pension, profit sharing, stock option, employee
                  stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                           (ii) contract for the employment of any officer,
                  individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $50,000 or contract relating to loans to officers, directors or Affiliates;

                           (iii) contract under which the Company has advanced
                  or loaned any other Person amounts in the aggregate exceeding $50,000;

                           (iv) agreement or indenture relating to borrowed
                  money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company;

                           (v) guarantee of any obligation in excess of $50,000
                  (other than checks and other instruments endorsed in the ordinary course of business);

                           (vi) lease or agreement under which the Company is
                  lessee or lessor of any property, real or personal, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $50,000;

                           (vii) Intellectual Property Contracts;

                           (viii) warranty agreement with respect to its
                  services rendered or its products sold or leased;

                           (ix) agreement under which it has granted any Person
                  any registration rights (including demand and piggyback registration rights);

                           (x) sales, distribution or franchise agreement;

                           (xi) material agreement with a term of more than six
                  (6) months which is not terminable by the Company upon less than thirty (30) days notice without penalty; or

                           (xii) contract or agreement prohibiting it from
                  freely engaging in any business or competing anywhere in the world.

                  (b) All of the contracts, agreements and instruments set forth on Schedule 3.7 are valid, binding and enforceable by the Company and against any other party thereto, in each case in accordance with their respective terms. The Company has performed all material obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any material contract, agreement or instrument to which the Company is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company under any material contract, agreement or instrument to which the Company is subject; the Company does not have any present expectation or intention of not fully performing all such obligations; the Company does not have knowledge of any breach or anticipated breach by the other parties to any material contract, agreement, instrument or commitment to which it is a party; the Company has not delivered or received written notice or oral notice to an officer of, or has knowledge that any other party intends to deliver any notice of, termination or non-renewal of term under any material contract, agreement or instrument to which the Company is subject.

         3.8      Absence of Certain Developments.

                  (a) Except as expressly contemplated by this Agreement or as set forth on Schedule 3.8, since December 31, 2001, the Company has not:

                           (i) issued any notes, bonds or other debt securities
                  or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

                           (ii) borrowed any amount or incurred or become
                  subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                           (iii) discharged or satisfied any Lien or paid any
                  obligation or liability, other than current liabilities paid in the ordinary course of business;

                           (iv) declared or made any payment or distribution of
                  cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity securities);

                           (v) mortgaged or pledged any of its properties or
                  assets or subjected them to any Lien, except Liens for current property taxes not yet due and payable;

                           (vi) sold, assigned or transferred any of its
                  tangible assets, except in the ordinary course of business, or canceled any debts or claims;

                           (vii) sold, assigned or transferred any Intellectual
                  Property Rights or other intangible assets;

                           (viii) suffered any extraordinary losses or waived
                  any rights of value, whether or not in the ordinary course of business or consistent with past practice;

                           (ix) made capital expenditures or commitments
                  therefor that aggregate in excess of $150,000;

                           (x) made any loans or advances to, guarantees for the
                  benefit of, or any Investments in, any Persons in excess of $50,000 in the aggregate;

                           (xi) suffered any damage, destruction or casualty
                  loss exceeding in the aggregate $50,000, whether or not covered by insurance;

                           (xii) failed to pay or satisfy when due any
                  liabilities, except where the failure would not have a Material Adverse Effect;

                           (xiii) changed its accounting methods, principles or
                  practices or increased or changed any assumption underlying or methods of calculating any doubtful account contingency or other reserves;

                           (xiv) reevaluated any of its assets, including
                  without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                           (xv) incurred any liabilities other than in the
                  ordinary course of business

                           (xvi) made any Investment in or taken steps to
                  incorporate any Subsidiary; or

agreed to do any of the foregoing.

         3.9 Assets. The Company has good and marketable title to, or a valid leasehold interest in, the material properties and assets used by them, free and clear of all Liens, except for Permitted Liens and except for properties and assets disposed of in the ordinary course of business. The buildings, equipment and other tangible assets of the Company are in good operating condition (ordinary wear and tear excepted) and are fit for use in the ordinary course of business. The Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted and as conducted by the Company for the past twelve (12) months.

         3.10 Compliance with Laws. The Company has not violated and the Company is in compliance in all material respects with all laws, governmental regulations and governmental requirements. The Company has not received any notice of any such violation.

         3.11 Litigation. Except as set forth on Schedule 3.11, there is no action, suit, Tax claim, proceeding or investigation pending or, to the Company's knowledge, currently threatened (a) against the Company, (b) that questions the validity of the Transaction Documents or the right of the Company to enter into the Transaction Documents, or to consummate the transactions contemplated hereby and thereby, or (c) that might result, either individually or in the aggregate, in any Material Adverse Change, or in any material change in the current equity ownership of the Company. The Company is not aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions, suits, claims, proceedings or investigations pending or threatened involving the prior employment of any of the employees of the Company, its use in connection with the business of the Company of any information or techniques allegedly proprietary to any of its former employers, or its obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

         3.12 Offering. Assuming the truth and accuracy of the representations and warranties of the Investors contained in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement and the Underlying Common Stock are, or will be, exempt from the registration and prospectus delivery requirements of the Securities Act, and are, or will be, exempt from registration or qualification under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any authorized agent acting on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any Person or Persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

         3.13 Financial Information.

                  (a) Financial Statements. The audited financial statements of the Company dated as of December 31, 2001, copies of which have been furnished to the Investors, have been prepared by the Company in accordance with GAAP, and they contain no material misstatement or omission and fairly and accurately present the financial position, assets and liabilities of the Company, as of the respective dates thereof and the results of operations of the Company. The Company has no material liabilities or obligations, absolute, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to December 31, 2001 and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which, in both cases, individually or in the aggregate, are not material to the financial condition, operations or prospects of the Company. The Company is not a guarantor or indemnitor of any Indebtedness or obligation of any other person, firm, or corporation.

                  (b) Projections. Attached hereto as Exhibit E is a true and complete copy of the latest pro forma projections of the consolidated income and cash flows of the Company for the fiscal years ending December 31, 2002 through December 31, 2004. Such projections are based on underlying assumptions of the Company which provide a reasonable basis for the projections contained therein. Such projections have been prepared on the basis of the assumptions set forth therein, which the Company reasonably believes are fair and reasonable in light of the historical financial performance of the Company and of current and reasonably foreseeable business conditions and reflect the reasonable estimate of the Company of the results of operations and other information projected therein. However, the Company makes no warranty that the projections will be met or exceeded.

         3.14 Title, Liens and Encumbrances. Except for the Permitted Liens, the Company has good and marketable title to and possession of all of the Collateral, free and clear of all Liens. Except for the Permitted Liens, the Company has not granted and will not grant any Liens on the Collateral which would preclude the Investors from obtaining a first priority Lien on the Collateral.

         3.15 Tax Returns and Tax Matters. The Company has timely filed all Tax Returns which are required to be filed, and all such Tax Returns are true, correct and complete in all material respects. The Company has paid all Taxes which are payable and due. There is no proposed, asserted or assessed Tax deficiency against the Company, where any such deficiency or all such deficiencies, considered in the aggregate, could have a Material Adverse Effect. The Company has not received written notice from any taxing authority in a jurisdiction in which such entity does not file a Tax Return stating that such entity is or may be subject to taxation by that jurisdiction.

         3.16 Employee Matters. The Company is not aware that any executive or key employee of the Company or any group of employees of the Company has any plans to terminate employment with the Company. The Company has complied in all material respects with all laws relating to the employment of labor (including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes), and the Company does not have any material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company nor any of its employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company.

         3.17 Insurance. Schedule 3.17 contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, directors and officers, product liability (which list shall be from January 1, 2001) and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, a general description of the type of coverage provided) maintained by the Company. The Company and maintains insurance with insurers duly licensed in the applicable jurisdictions, in such amounts and against such risks and losses as are reasonable and customary for its business and properties. All such insurance is in full force and effect and all premiums with respect thereto have been paid to the date hereof or paid in accordance with payment schedules previously applicable thereto. There is no default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received.

         3.18 Intellectual Property Rights.

                  (a) Schedule 3.18(a) sets forth a list of all material Intellectual Property Rights and a list of all jurisdictions where the Intellectual Property Rights are registered or protected or where applications have been filed, together with all patent, registration and applications numbers. Except as set forth on Schedule 3.18(a), the Company owns exclusively and has the exclusive and unrestricted right to use, or, the case of licensed rights, has valid rights to use, these material Intellectual Property Rights, free and clear of all Liens (other than Permitted Liens). No other intellectual property or other right is necessary for the conduct of the business of the Company as presently conducted or as proposed to be conducted. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the material Intellectual Property Rights, or any right pertaining thereto. Schedule 3.18(a) also contains a list of all material Intellectual Property Contracts, in each case identifying the subject Intellectual Property Rights. The Company has taken all reasonable (i) actions to maintain and protect these material Intellectual Property Rights which it owns and (ii) precautions and security measures to protect the secrecy, confidentiality and value of its trade secrets. The Company is in compliance in all material respects with the terms of its website privacy policies and user agreements/terms of use.

                  (b) Except as set forth in Schedule 3.18(b), (i) the material Intellectual Property Rights, and the business of the Company (as presently and proposed to be conducted) do not infringe upon, violate or misappropriate the rights of any Person, (ii) the material Intellectual Property Rights (including the validity and title thereto) have not been questioned in or the subject of any prior Action, are not being questioned in or the subject of any pending Action, and, to the knowledge of the Company, are not the subject of any threatened or proposed Action, (iii) the Company is not aware any infringement or unauthorized use by any Person of any of the material Intellectual Property Rights, (iv) the Company has not granted any sublicense or similar right with respect to any material Intellectual Property Contract, and (v) there are no outstanding and, to the knowledge of the Company, no threatened disputes or disagreements with respect to any material Intellectual Property Contract. For purposes of this Section 3.18, a material Intellectual Property Contract shall mean an Intellectual Property Contract pursuant to which the underlying Intellectual Property generates revenues to the Company in excess of $50,000 per year or involves obligations in excess of $50,000.

         3.19 Product Warranty. All products manufactured by the Company have in all material respects been manufactured in conformity with all applicable contractual commitments and all express or implied warranties. No such products contain any latent design defect.

         3.20 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement and the other Transaction Documents based on any arrangement or agreement binding upon the Company. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

         3.21 Employee Benefits and Plans.

                  (a) Schedule 3.21(a) sets forth a true and complete list of each "employee benefit plan" as defined in Section 3(3) of the ERISA, and any other plan, policy, program practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof) of the Company or any ERISA Affiliate (as defined below), which are now, or were within the past 6 years, maintained, sponsored or contributed to by the Company or any ERISA Affiliate, or under which the Company or any ERISA Affiliate has any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements (each a "Company Benefit Plan"). For purposes of this Agreement, "ERISA Affiliate" shall mean any entity (whether or not incorporated) other than the Company that, together with the Company, is considered under common control and treated as one employer under
Section 414(b), (c), (m) or (o) of the Code. Neither the Company, nor to the knowledge of the Company, any other Person, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA, the Code or any other applicable law or governmental rule or regulation.

                  (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code, and contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company's audited financial statements prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of Company, there exists no condition or set of circumstances in connection with which Company could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable law or governmental rule or regulation.

                  (c) Except as disclosed on Schedule 3.21(c): (i) each Company Benefit Plan which is intended to qualify under Section 401(a), Section 401(k),
Section 401(m) or Section 4975(e)(6) of the Code has received a favorable determination letter from the IRS as to its qualified status, and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and to Company's knowledge no fact or event has occurred that could reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) to Company's knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan that could result in material liability to the Company or any ERISA Affiliate; (iii) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims); (iv) no material liability under Title IV of ERISA has been incurred by Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any Company ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder; (v) none of the assets of Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code; (vi) neither the Company nor any ERISA Affiliate has any material liability under ERISA Section 502; (vii) all tax, annual reporting and other governmental filings required by ERISA and the Code have been timely filed with the appropriate governmental entity; (viii) all contributions and payments to or under each Company Benefit Plan which can appropriately be deducted under either Code Section 162 or 404 are deductible; (ix) no amount is subject to Tax as unrelated business taxable income under Section 511 of the Code; and (x) no excise tax could be imposed upon the Company under Chapter 43 of the Code.

                  (d) No Company Benefit Plan is a "multiemployer plan" (as defined in Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or is subject to Title IV of ERISA or Section 412 of the Code, and neither the Company nor any ERISA Affiliate has sponsored or contributed to or been required to contribute to a Multiemployer Plan or other pension plan subject to Title IV of ERISA or Section 412 of the Code (a "Pension Plan").

                  (e) Except as required by applicable law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. No Company Benefit Plan is a voluntary employee benefit association under Section 501(a)(9) of the Code. The Company and each of its ERISA Affiliates are in compliance in all material respects with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations (including proposed regulations) thereunder and any similar state law and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations thereunder.

                  (f) The Company does not maintain, sponsor, contribute to or have any liability with respect to any employee benefit plan program or arrangement that provides benefits to non-resident aliens with no United States source income outside of the United States.

         3.22 Environmental and Safety Matters. Except as set forth on Schedule 3.22

                  (a) The Company is now and has always been in compliance in all material respects with all Environmental and Safety Requirements.

                  (b) Without limiting the generality of the foregoing, the Company has obtained and complied with, and is in compliance with, in all material respects, all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on Schedule 3.22.

                  (c) The Company has not received any written or oral notice regarding any actual or alleged material violation of Environmental and Safety Requirements, or any material liabilities, obligations or responsibilities or potential material liabilities, obligations or responsibilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Company or its facilities arising under Environmental and Safety Requirements, nor is the Company aware of any information which might form the basis of any such notice.

                  (d) None of the following exists or formerly existed at any property or facility owned or operated by the Company: (i) underground storage tanks; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; (iv) landfills, surface impoundments, or disposal areas, or (iv) maintenance area or vehicle or equipment wash area.

                  (e) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or could give rise to material liabilities, obligations or responsibilities of the Company, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Solid Waste Disposal Act, as amended or any other Environmental and Safety Requirements, nor has the Company released or waived any third party, either expressly or by operation of law, from any liability, obligation or responsibility relating to any Environmental and Safety Requirements.

                  (f) No facts, events or conditions relating to the past or present facilities, properties or operations of Company will prevent, hinder or limit continued compliance in all material respects with Environmental and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

                  (g) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called
"transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements.

                  (h) The Company has not, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental and Safety Requirements.

                  (i) The Company has provided true, correct and complete copies of all environmental reports, assessments or investigations and all parts thereof (including any drafts of such items) regarding any property currently or formerly owned, leased or operated by the Company.

         3.23 Minute Books. The minute books of the Company provided to Investor upon its request contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

         3.24 Small Business Matters.

                  (a) The Company acknowledges that St. Cloud is a federally licensed SBIC under the SBIC Act. The Company, together with its "affiliates" (as that term is defined in 13

CFR Section 121.103), is a "small business concern" within the meaning of the SBIC Regulations, including 13 CFR Section 121.103 because the Company, including its affiliates, has a tangible net worth not in excess of $18 million, and average net income after federal income taxes (excluding any carry-over losses) for the preceding two completed fiscal years not in excess of $6 million. The information regarding the Company and its affiliates set forth in the SBA Form 480, Form 652 and Form 793 delivered at the Closing is accurate and complete, each in form and substance acceptable to St. Cloud. Copies of such forms have been completed and executed by the Company and delivered to the Investors at the Closing together with a written statement of the Company regarding its planned use of the proceeds from the sale of the Notes and the Warrants. The Company presently does not knowingly engage in, and it shall not hereafter engage in, any activities, nor shall the Company use directly or indirectly the proceeds of the Financing for any purpose, for which an SBIC is prohibited from providing funds by the SBIC Regulations (including 13 CFR
Section 107.720).

                  (b) The Company's primary business activity does not involve, directly or indirectly, providing funds to others, the purchasing or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, and the Company is not classified under
Section 53 (Real Estate) of the NAICS manual. The assets of the business of the Company (the "Business") will not be reduced or consumed, generally without replacement, as the life of the Business progresses, and the nature of the Business does not require that a stream of cash payments be made to the Business's financing sources, on a basis associated with the continuing sale of assets other than in the ordinary course of business.

         3.25 Affiliated Transactions. Except for this Agreement, no officer, director, employee, stockholder or Affiliate of the Company or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment, transaction or arrangement with the Company or has any material interest in any material property used by the Company, except for (a) employment arrangements and compensation in the ordinary course of business and (b) transactions which in the aggregate shall not exceed $50,000.

         3.26 Solvency, etc. The Company is, and after giving effect to the transactions contemplated by this Agreement shall be, able to pay its debts as they become due, and the Company's property now has, and after giving effect to the transactions contemplated hereby shall have, a fair salable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company.

         3.27 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, nor is the Company, directly or indirectly, controlled by or acting on behalf of any Person which is an "investment company" within the meaning of such act. The purchase of the Securities, the application of the proceeds and repayment thereof by the Company and the consummation of the transactions contemplated by this Agreement will not violate any provision of such act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

         3.28 Margin Regulations. The Company does not own any "margin stock," as the term is defined in Regulation U of the Federal Reserve Board, and the proceeds of the Securities will be used only for the purposes contemplated hereunder. None of the proceeds of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause the loans hereunder to be considered "purpose credit" within the meaning of Regulations U or X of the Federal Reserve Board. The purchase of the Securities will not constitute a violation of such Regulations U or X.

         3.29 Public Utility Holding Company Act. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or an "affiliate" of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         3.30 Disclosure. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to the Investors by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has disclosed to the Investors in writing and of which any of its officers, directors or executive employees is aware (other than general economic conditions) and which has had or would reasonably be expected to have a Material Adverse Effect.

         4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. As a material inducement to the Company to enter into this Agreement and sell the Securities hereunder, each Investor hereby represents and warrants to the Company that each of the following statements are true, complete and correct as of the date of this Agreement and will be true, complete and correct as of the Closing after giving effect the other transactions contemplated by the Transaction Documents to occur on the date of the Closing:

         4.1 Authorization. Each Investor has full power and authority to enter into the Transaction Documents and the Transaction Documents constitute valid and legally binding obligations of such Investor, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, usury and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         4.2 Purchase Entirely for Own Account. The Transaction Documents are made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of the Transaction Documents, such Investor hereby confirms, that the Securities will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing the Transaction Documents, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person or to any third person, with respect to any of the Securities.

         4.3 Reliance upon the Investors' Representations. Each Investor understands that the Securities are not registered under the Securities Act on the ground that the issuance of Securities hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that the Company's reliance on such exemption is based on the Investors' representations set forth herein.

         4.4 Receipt of Information. Each Investor believes it has received all the information it considers necessary or appropriate for deciding whether to invest in the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 hereof or the right of the Investors to rely thereon.

         4.5 Accredited Investor. Each Investor represents and warrants that such Investor is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

         5. CONDITIONS OF THE INVESTORS' OBLIGATIONS AT CLOSING. The obligations of each Investor under Section 1 hereof are subject to the fulfillment on or before the Closing of each of the following conditions, as applicable, the waiver of which shall not be effective against an Investor who does not consent in writing thereto:

         5.1 Representations and Warranties and Covenants; No Event of Default. The representations and warranties of the Company contained in Section 3 hereof shall be true and correct at and as of the Closing (both immediately prior to and immediately after giving effect to the transactions contemplated by the Transaction Documents) as though then made, the Company shall have performed all of the covenants required to be performed by it hereunder and under the other documents, agreements and instruments executed in connection herewith that are to be complied with or performed by the Company on or prior to the Closing, and there shall not exist any Event of Default or Potential Event of Default.

         5.2 Qualifications and Approvals. Except for the notices required or permitted to be filed after the Closing, all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement and the issuance of the Underlying Common Stock shall be duly obtained and effective as of the Closing.

         5.3 Compliance with Applicable Laws. The purchase of the Securities by the Investors hereunder shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject any Investor to any penalty, liability or, in each Investor's sole judgment, other onerous condition under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Securities by the Investors hereunder shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which any Investor is subject.

         5.4 Other Assurances. The Company shall execute and deliver all Other Assurances reasonably requested by any Investor and necessary to obtain, perfect and enforce a perfected, first priority Lien in favor of the Investors on the Collateral. Without limiting the generality of the foregoing, all applicable UCC-1 financing statements shall have been recorded (or delivered for recording) in the applicable filing office, the Mortgage shall have been recorded (or delivered for recording) in the appropriate real property records, any applicable security agreement with respect to any Intellectual Property Rights shall have been recorded (or delivered for recording) in the appropriate recording office. The Investors shall have received a commitment for title insurance, satisfactory to each Investor, pursuant to which the title company, which shall be a reputable title insurance company, agrees to insure, at its regular rates, the property located in Weld County, Colorado and described in more detail on Exhibit A attached to the Mortgage, subject only to the exceptions shown on the preliminary title report attached hereto as Schedule
5.4. The Investors shall have received such other reports, appraisals or reviews as they shall require.

         5.5 Closing Documents. The Company shall have delivered to the Investors all of the following documents:

                  (a) the Notes, duly completed and executed by the Company;

                  (b) the Warrants, duly completed and executed by the Company;

                  (c) each other Transaction Document to which either the Company is a party to;

                  (d) an opinion of McGuire Woods LLP, counsel to the Company, in the form attached hereto as Exhibit G;

                  (e) an Officer's Certificate of the Company, dated the date of the Closing, certifying that as of the Closing Date (i) the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, and (ii) the Company shall have performed in all material respects all agreements and covenants required hereby to be performed by it on or before the Closing;

                  (f) certified copies of the resolutions duly adopted by the Board authorizing the execution, delivery and performance of each of the Transaction Documents to which it is a party, the issuance and sale of the Notes, the Warrants, the reservation for issuance upon exercise of the Warrants of an aggregate of 550,000 shares of Common Stock, and the consummation of all other transactions contemplated by this Agreement;

                  (g) a certificate of the secretary of the Company certifying the names and the signatures of the officers of the Company authorized to sign this Agreement, the Securities and each of the other agreements, documents and instruments contemplated hereby;

                  (h) a certified copy of the Company's Certificate of Incorporation and bylaws, each as in effect at the Closing;

                  (i) a certificate of good standing of the Company, dated not more than five (5) days prior to the date of the Closing, issued by the Secretary of State of the States of Delaware and Colorado;

                  (j) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including all blue sky law filings);

                  (k) duly completed and executed SBA Form 480, Form 652 and Form 793, each in form and substance acceptable to St. Cloud; (i)

                  (l) a written certification from the Company regarding its intended use of proceeds from the Financing;

                  (m) a solvency certificate executed by the Company's chief financial officer on behalf of the Company; and

                  (n) such other documents or information (including without limitation, information required to enable St. Cloud to complete and file SBA Form 1031) relating to the transactions contemplated by this Agreement as any Investor or its respective counsel may reasonably request.

         5.6 Insurance. The Company shall have supplied certificates of insurance showing the (a) addition of each Investor as an additional insured under all risk and liability insurance and each such other policies set forth on
Schedule 3.17 which an Investor requests and (b) coverage of each Investor Director (as such term is defined in the Investors' Rights Agreement) under the Company's directors and officers liability insurance, in amounts reasonably acceptable to each Investor.

         5.7 No Material Adverse Change. Since December 31, 2001, there shall have been no material adverse change in the financial condition, operating results, prospects, assets, liabilities, operations or supplier relations of the Company.

         6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to sell the Securities to the Investors under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by each Investor:

         6.1 Representations and Warranties. The representations and warranties of each Investor contained in Section 4 hereof shall be true on and as of the Closing.

         6.2 Performance. Each Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Investor on or before the Closing.

         6.3 Compliance with Applicable Laws. At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes and the Warrants, and the Company's execution and delivery of, or performance of obligations under or the consummation of any transaction contemplated by, the Transaction Document shall be legally permitted by all laws and regulations to which any Investor or the Company is subject.

         7. AFFIRMATIVE COVENANTS. The Company covenants and agrees that so long as any Obligation is outstanding it will comply with the following provisions:

         7.1 Accounting Records. The Company shall maintain adequate books and accounts in accordance with sound business practices and GAAP consistently applied. The Company shall promptly furnish to each Investor any information regarding its business or finances as such Investor may reasonably request. Upon request of any Investor, the Company will extend its cooperation and assistance and comply with the requests of such Investor or its representative in connection with an audit regarding the Collateral and will furnish any information requested in respect thereof, including, without limitation, appraisals of the Collateral, lien search reports and physical counts.

         7.2 Financial Reporting and Notices. The Company shall furnish the following financial statements and notices to the Investors:

                  (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, a consolidated balance sheet of the Company as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company for such fiscal year, prepared in accordance with GAAP consistently applied and audited and certified by independent public accountants of nationally recognized standing selected by the Company and acceptable to each Investor, and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by the principal financial or accounting officer of the Company. The financial statements referred to in this subsection
(a) shall be accompanied by management discussion and analysis of the Company's financial condition, changes in financial condition and results of operations, as compared to the previous year and budget.

                  (b) As soon as practicable after the end of each quarterly accounting period in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with GAAP consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company's operating plan then in effect and approved by the Board, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company. The financial statements referred to in this subsection
(b) shall be accompanied by management discussion and analysis of the Company's financial condition, changes in financial condition and results of operations, as compared to the previous year and budget.

                  (c) As soon as practicable after the end of each calendar month in each fiscal year of the Company, and in any event within thirty (30) days thereafter, an unaudited consolidated balance sheet of the Company, as of the end of each such month, and unaudited consolidated statements of income and cash flows of the Company for such period, prepared in accordance with GAAP consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company's operating plan then in effect and approved by the Board, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

                  (d) Promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects operations or financial affairs of the Company, given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder).

                  (e) As soon as practicable after the end of each quarterly accounting period in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, or in the case of the end of the fiscal year, within sixty (60) days thereafter, a duly completed Certificate executed by the chief financial officer or chief executive officer of the Company certifying compliance with the covenants contained in each Transaction Document.

                  (f) Promptly, but in no event later than two (2) Business Days, after the Company becomes aware of an occurrence of an Event of Default, the Company shall notify each Investor of such an occurrence and shall include a statement of an officer of the Company setting forth the details of such Event of Default and the action which the Company proposes to take with respect thereto.

                  (g) As soon as practicable, written notice of (i) any claims made in writing, litigation, suits, governmental investigations, proceedings or disputes involving individually a monetary amount in excess of $50,000, to the extent not covered by insurance; (ii) any labor controversy which is reasonably expected to result in a strike against the Company; or (iii) any investigation or proceeding before or by any governmental authority, the effect of which could reasonably be expected materially to limit, prohibit or restrict the manner in which the Company currently conducts its business.

                  (h) Upon the request of any SBIC Holder, such financial statements and other information as such SBIC Holder may from time request for the purposes of assessing the Company's financial condition and all information reasonably requested by such SBIC Holder in order for it to prepare and file SBA Form 468 and any other information reasonably requested by any governmental agency asserting jurisdiction over such SBIC Holder.

         7.3 Access. The Company shall permit any representatives designated by any Investor, upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to (a) visit and inspect any of the its properties, including conducting testing, (b) examine its corporate and financial records and make copies thereof or extracts therefrom and (c) discuss the affairs, finances and accounts of the Company with its directors, officers, key employees and independent accountants. The presentation of an executed copy of this Agreement by any Investor to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

         7.4 Qualification to Do Business. The Company shall cause to be done all things necessary to maintain, preserve and renew its corporate existence, rights, franchises, privileges and qualifications (except in those instances in which the failure to be qualified to do business or in good standing in a jurisdiction could not reasonably be expected to have a Material Adverse Effect) and all material licenses, authorizations and permits necessary to the conduct of its business.

         7.5 Insurance. The Company, at its own expense, shall have and maintain insurance at all times with respect to all Collateral that is insurable at a reasonable cost against such risks and liabilities, with such carrier and in such amounts as any Investor may reasonably require. Each Investor shall be an additional insured with respect to all risk and liability insurance. All other insurance shall provide that each Investor and the Company are joint loss payees as their interests may appear and shall not be subject to cancellation or reduction in coverage without thirty (30) days' prior written notice to each Investor. The Company shall supply certificates of such insurance to any Investor upon request.

         7.6 Taxes and Other Liabilities. The Company shall pay and discharge when payable all Taxes, assessments and governmental charges imposed upon its properties or upon it or its income or profits (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith, diligently and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP consistently applied) have been established on its books with respect thereto and such contest operates to suspend collections of the same.

         7.7 Governmental Approvals and Requirements. The Company shall apply for, diligently pursue, and obtain or cause to be obtained, and shall thereafter maintain in full force and effect all governmental approvals that shall now or hereafter be necessary for the operation of the business of the Company. The Company shall promptly notify each Investor in the event of any, and provide each Investor with a copy of all notices of, denial, suspension, variance or revocation of any material governmental approvals. The Company shall comply with all terms and conditions of all governmental approvals and requirements except where its failure to comply would not have a Material Adverse Effect.

         7.8 Liens and Perfection. From and after the Closing, the Company shall take all such further actions and execute and deliver or cause to be executed and delivered to the Investors, any agreement, instrument, conveyance, mortgage, pledge, hypothecation or financing statement, in form and substance satisfactory to each Investor, which any Investor reasonably determines is necessary to obtain, perfect or enforce a first priority Lien on any property received by the Company upon its disposition of any of the Collateral. In addition, and without limiting the generality of the foregoing, the Company shall from time to time do all things and deliver all documents and instruments requested by any Investor to perfect, protect and enforce the Liens granted under the Security Agreement and pursuant to this Section.

         7.9 Change of Location. The Company shall notify each Investor not later than thirty (30) days in advance of any change in the location of its corporate offices.

         7.10 Compliance with Agreements and Transaction Documents. The Company shall comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith, diligently and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP consistently applied) have been established on its books with respect thereto. The Company shall perform and observe all of its obligations to (a) each holder of the Notes and all of its obligations to each holder of Underlying Common Stock set forth in the Company's Certificate of Incorporation and bylaws, (b) to each holder of the Warrants and Underlying Common Stock set forth herein and therein, (c) to each holder of Registrable Securities (as defined in the Investors' Rights Agreement) as set forth in the Investors' Rights Agreement, and (d) under each of the other Transaction Documents.

         7.11 Maintenance of Properties. The Company shall maintain and keep its material properties in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all necessary or desirable repairs, renewals and replacements, so that its business may be properly and advantageously conducted in all material respects at all times.

         7.12 Compliance With Applicable Laws. The Company shall comply in all material respects with all applicable laws, rules and regulations of all governmental authorities (including Environmental and Safety Requirements). The Company shall (a) comply with all material Environmental and Safety Requirements and all material permits, licenses or other authorizations issued thereunder,
(b) respond immediately to any Release or threatened Release of any hazardous material, substance or waste in a manner which complies with all Environmental and Safety Requirements and reasonably mitigates any risk to human health or the environment and provide such documents or information, and (c) conduct at its own cost such studies or assessments, relating to matters arising under the Environmental and Safety Requirements as any Investor may reasonably request.

         7.13 Mandatory Prepayment of the Notes. If, upon any sale, lease, conveyance or other disposition of any real property or related facilities owned in fee by the Company (including, without limitation, all rights, easements and privileges appertaining or relating thereto, all buildings, fixtures, and improvements located thereon) (each a "Real Estate Transfer"):

                  (a) the average closing price of the Common Stock on the principal national securities exchange on which the Common Stock is admitted to trading or listing for the ten (10) consecutive Business Days immediately prior to the date of such Real Estate Transfer is above $5.00 per share, the Company shall (except with respect to any Note if waived by the holder thereof) within three (3) days after its receipt of the proceeds resulting from such Real Estate Transfer (such proceeds, net only of documental, reasonable and customary costs of sale are referred to herein as the "Net Proceeds"), apply such Net Proceeds (pro rata among the holders of Notes) to prepay the Notes, provided that the Company shall not be obligated to apply more than $750,000 of such Net Proceeds to prepay the Notes under this Section 7.13(a); or

                  (b) the average closing price of the Common Stock on the principal national securities exchange on which the Common Stock is admitted to trading or listing for the ten (10) consecutive Business Days immediately prior to the date of such Real Estate Transfer is equal to or below $5.00 per share, the Company shall (except with respect to any Note if waived by the holder thereof) within three (3) days after its receipt of the Net Proceeds, apply 100% of such Net Proceeds (pro rata among the holders of the Notes) to prepay the Notes.

         8. NEGATIVE COVENANTS. The Company covenants and agrees that so long as any Obligation is outstanding it will comply with all of the following provisions (unless waived by each Investor in its sole discretion):

         8.1 Restricted Payments. The Company shall not make Restricted Payments to its stockholders.

         8.2 Indebtedness. Except as set forth on Schedule 8.2, the Company shall not incur, create, assume or permit to exist any Indebtedness except the Obligations and except for (a) unsecured Indebtedness subordinated to the Obligations in a manner acceptable to each Investor, (b) Indebtedness existing and reflected on the Company's audited balance sheet as of December 31, 2001, and (c) up to an aggregate of $100,000 of other Indebtedness outstanding at any time. The Company shall not become a guarantor of any Indebtedness of any other Person other than in the ordinary course of business. The Company shall not prepay, redeem, purchase, defease or otherwise satisfy in any manner any principal or interest on any Indebtedness except, with respect to existing Indebtedness, in accordance with the terms of the agreements governing such Indebtedness as in effect on the date hereof) other than the Indebtedness under this Agreement and the Note.

         8.3 Mergers and Sale of Assets. Except as required by the Security Agreement, without the prior written consent of each Investor, the Company shall not effect any sale, lease, assignment, transfer, or other conveyance of all or substantially all of the assets of the Company, or any consolidation, merger or other transaction involving a Change of Control of the Company.

         8.4 Liquidation, Dissolution, Reorganization. Without the prior written consent of each Investor, which consent shall not be unreasonably withheld, the Company shall not liquidate, dissolve or effect a reorganization in any form of transaction (including any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes and any reorganization after which the Company becomes a subsidiary of any other Person).

         8.5 Disposition of Assets. Except as required or permitted by the Security Agreement, without the prior written consent of each Investor, which consent shall not be unreasonably withheld, the Company shall not (a) sell, lease or otherwise dispose of more than five percent (5%) of the assets of Company in any twelve (12) month period (other than sales of inventory in the ordinary course of business) or (b) sell or permanently dispose of any of its material Intellectual Property Rights. Without limiting the generality of the foregoing, without the prior written consent of each holder of the Notes, which consent may be withheld in each such holder's sole discretion, the Company shall not (except as required or permitted by the Security Agreement) effect a Real Estate Transfer.

         8.6 Change of Name or Business. The Company shall not change its name without at least thirty (30) days' prior notice to each Investor. The Company shall not change the nature of its business or engage in any other business other than the business in which it is engaged as of the Closing without the prior written consent of each holder of the Notes, in each such holder's sole discretion, .

         8.7 Accounting Policies. Except in order to comply with GAAP or in order to comply with the policies of the Securities and Exchange Commission, the Company shall not materially change any of its accounting policies or its fiscal year.

         8.8 Liens. The Company shall not create or permit to exist any Lien upon any of its assets, except for Permitted Liens, or enter into any agreement to grant a Lien (other than in connection with the granting or sufferance of a Permitted Lien, provided that such agreement pertains only to the property covered by the Permitted Lien) on any of its assets.

         8.9 Loans by the Company; Cancellation of Debts. The Company shall not, without the prior written consent of each Investor, which consent shall not be unreasonably withheld, directly or indirectly, make any loan or advance in excess of $50,000 or that would cause the aggregate of all such loans to exceed $50,000. The Company shall not cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business, and except for the cancellation of debts or claims not to exceed $50,000 in any fiscal year.

         8.10 Loans to Officers or Directors. The Company shall not, without the prior written consent of each Investor, which consent shall not be unreasonably withheld, directly or indirectly, make any loans or advances aggregating in excess of $50,000 to any officer of director of the Company.

         8.11 Investments. The Company shall not, without the prior written consent of each Investor, which consent shall not be unreasonably withheld, make any Investment in any company or business, except in the ordinary course of business.

         8.12 Agreements. The Company shall not, without the prior written consent of each Investor, which consent shall not be unreasonably withheld:

                  (a) enter into, become subject to, amend, modify or waive, any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform any of the provisions of any of the Transaction Documents, the Securities or its Certificate of Incorporation (including provisions relating to the exercise of the Warrants, the payment of principal and interest on the Notes);

                  (b) enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any officers, directors, employees, stockholders, partners or Affiliates of the Company or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and as otherwise expressly contemplated by this Agreement.

                  (c) Except as set forth on Schedule 8.12(c), enter into any individual Operating Lease with annual lease payments exceeding $50,000 or which, together with any other Operating Leases entered into after the date hereof, would result in annual lease payments for all such Operating Leases to exceed $250,000 in the aggregate;

                  (d) amend or modify any stock option plan or employee stock ownership plan as in existence as of the Closing or adopt any new stock option plan or employee stock ownership plan, in any such case which would provide for the redemption or put of any stock or options or other rights by any Person or which would be adverse to any Investor; or

                  (e) enter into any contracts not in the ordinary course of business involving obligations of the Company in excess of $100,000.

         8.13 Use of Proceeds. The Company shall not, without the prior written consent of each Investor, use the proceeds from the sale of the Securities other than for (a) general corporate purposes or (b) payment of expenses related to the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall not use any proceeds from the sale of the Notes hereunder, directly or indirectly, for the purposes of (i) providing capital to any SBIC; (ii) acquiring farm land, (iii) funding production of a single item or defined limited number of items, generally over a defined production period, and such production constitutes the majority of the activities that the Company, or (iv) purchasing or carrying any "margin securities" within the meaning of Regulation U promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities."

         8.14 Organizational Documents. The Company shall not, without the prior written consent of each Investor, make any amendment to its Certificate of Incorporation or bylaws, or file any resolution of the Board with its jurisdiction of incorporation containing any provisions, which would adversely affect or otherwise impair in any respect any rights or remedies of any Investor or the rights or relative priority of the holders of the Underlying Common Stock under this Agreement, its Certificate of Incorporation or bylaws.

         8.15 Intellectual Property. The Company shall not, without the prior written consent of each Investor, take any action, or fail to take any action, which would result in the invalidity, abandonment, misuse or unenforceability of any material Intellectual Property Rights or which would infringe upon or misappropriate any rights of other Persons.

         9. SBIC REGULATORY PROVISIONS

         9.1 Use of Proceeds.

                  (a) At such times as any SBIC Holder reasonably requests, the Company shall deliver such SBIC Holder a written statement certified by the Company's chief financial officer describing in reasonable detail the use of the proceeds of the Financing hereunder by the Company. In addition to any other rights granted hereunder, the Company shall grant such SBIC Holder and the SBA access to the Company's books, and records for the purpose of verifying the use of such proceeds and verifying the certifications made by the Company in SBA Form 480, Form 652 and Form 793, delivered pursuant to Section 5.5(k) and for the purpose of determining whether the principal business activity of the Company continues to constitute an eligible business activity (within the meaning of the SBIC Regulations).

                  (b) The Company shall not use any proceeds from the Financing substantially for a foreign operation, and no more than forty-nine percent (49%) employees or tangible assets of the Company will be outside the United States (unless the Company can show to the SBA's satisfaction, that proceeds from the Financing will be used for a specific domestic purpose).

                  (c) The Company shall not use any proceeds from the Financing for any purpose contrary to public interest (including, but not limited to, activities which are in violation of law) or inconsistent with free enterprise, in each case, within the meaning of 13 C.F.R. Section 107.720.

         9.2 Regulatory Violation. Upon the occurrence of a Regulatory Violation, in addition to any other rights and remedies to which it may be entitled as a holder of the Notes, the Warrants or the Underlying Common Stock (whether under this Agreement, the Notes, the Warrants, the Company's Certificate of Incorporation or otherwise), each SBIC Holder shall have the right to the extent required under the SBIC Regulations to demand the immediate repurchase of all of the outstanding Securities and Underlying Common Stock owned by such SBIC Holder at a price equal to the purchase price paid for such Securities and Underlying Common Stock, plus all accrued interest on the Notes, by delivering written notice of such demand to the Company. The Company shall pay the purchase price for such Securities and Underlying Common Stock by a cashier's or certified check or by wire transfer of immediately available funds to each SBIC Holder demanding repurchase within thirty (30) days after the Company's receipt of the demand notice, and upon such payment, each such SBIC Holder shall deliver the certificates evidencing the Securities and Underlying Common Stock to be repurchased duly endorsed for transfer or accompanied by duly executed forms of assignment.

         9.3 Regulatory Compliance Cooperation. In the event that any SBIC Holder reasonably believes that it has a Regulatory Problem, such SBIC Holder shall have the right to transfer its Securities and Underlying Common Stock, without regard to any restrictions on transfer set forth in this Agreement or any of the Transaction Documents other than the restrictions under applicable securities law, and the Company shall at its option, either (a) effectuate and facilitate any transfer by such SBIC Holder of the Securities then held by such SBIC Holder to any Person designated by such SBIC Holder or (b) permit such SBIC Holder (or any or its Affiliates) to exchange all or any portion of the Common Stock then held by it on a share-for-share basis for shares of a class of nonvoting common stock of the Company, which nonvoting common stock shall be identical in all respects to such Common Stock, except that such common stock shall be nonvoting and shall be convertible into Common Stock on such terms as are requested by such SBIC Holder in light of regulatory considerations then prevailing. If necessary to effectuate the actions either in clause (a) or (b) in the foregoing sentence, the Company shall amend this Agreement and shall use reasonable efforts to amend the Certificate of Incorporation and the bylaws of the Company, and related agreements and instruments.

         9.4 Economic Impact Information. Promptly after the end of each calendar year (but in any event prior to February 28 of each year), the Company shall deliver to each SBIC Holder a written assessment of the economic impact of each SBIC Holder's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the Investment on the business of the Company and on Taxes paid by the Company and its employees.

         9.5 Sales to Securities to other SBIC Holders. To the Company's knowledge, each small business investment company licensed under the SBIC Act that owns any securities issued by the Company, together with a description of the kinds and amounts of securities held, are listed on Schedule 9.5 attached hereto. Without any SBIC Holder's consent, the Company will not issue securities to any SBIC Holder in the future if such issuance would cause any SBIC Holder to be deemed to be a member of an "Investor Group" in "Control" of the Company (as such terms are defined in 13 CFR Section 107.865).

         9.6 Business Activity. For a period of one year following the date hereof, the Company will not change its business activity if such change would render the Company ineligible to receive financial assistance from any SBIC Holder (within the meanings of 13 CFR Sections 107.720 and 107.760(b)).

         9.7 Number of Stockholders. The Company will notify each SBIC Holder from time to time when the number of its stockholders decreases below fifty
(50), and if thereafter, the number of its stockholders increases to above fifty
(50).

         9.8 Compliance With Non-Discrimination Requirements. The Company shall comply at all times with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117.

         10. EVENTS OF DEFAULT.

         10.1 Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement:

                  (a) Payment. The Company fails to pay when due and payable (whether at maturity or otherwise) the full amount of interest then accrued on the Notes and the continuance thereof for ten (10) Business Days, or the full amount of any principal payment (together with any applicable premium) on the Notes or any other amounts payable under this Agreement or the Note on the date due.

                  (b) Performance of Covenants. The Company shall default or fail to observe or perform any agreement or covenant contained herein or in any other Transaction Document in any material respect, and such default or failure shall not have been remedied within thirty (30) days after the Company shall become aware of such default (including, without limitation, as a result of notice from any Investor).

                  (c) Breach of Representation or Warranty. One or more representations or warranties made by or on behalf of the Company herein or in any other Transaction Document shall prove to be false, incorrect or breached unless such inaccuracies or breaches would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (d) Judgment. A final and non-appealable judgment or judgments shall be entered against the Company in the aggregate amount of $125,000 or more on an uninsured claim or claims or a claim or claims which the insurer does not undertake to pay, and such judgment or judgments shall remain unstayed, unvacated, undischarged or unsatisfied for thirty (30) days.

                  (e) Cross-Default. The Company shall (i) default (unless waived) in the payment when due, whether by acceleration or otherwise, on any of its Indebtedness exceeding $125,000 in principal amount, or (ii) default (unless waived) in the performance or observance (subject to any applicable grace period) of any agreement, covenant or condition with respect to any such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or to permit the holder or holders of any such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity or, if such Indebtedness is a guaranty, to call upon such guaranty in advance of nonpayment of the guaranteed indebtedness, or (iii) default (unless waived) in any payments to third party vendors in the aggregate amount of $250,000 or more (not arising hereunder or under any of the other Transaction Documents), and in the case of clause (i),
(ii) or (iii), such default is not cured within thirty (30) days.

                  (f) Collateral. A judgment creditor of the Company shall obtain possession of any material portion of the Collateral by any means, including, but not limited to, levy, distraint, replevin or self-help.

                  (g) Impairment of Collateral. The Investors' Lien, or the priority thereof, on any portion of the Collateral shall become impaired or otherwise unenforceable, and such impairment or unenforceability is not cured within ten (10) days.

                  (h) Insolvency or Bankruptcy. The Company shall become insolvent or admit in writing its inability to pay its debts generally as they come due; or the Company shall institute a voluntary case seeking liquidation or reorganization under the United States Bankruptcy Code, or shall consent to the institution of an involuntary case thereunder against it; or the Company shall file a petition initiating or shall otherwise institute any similar proceeding under any other applicable federal or state law, or shall consent thereto; or the Company shall apply for, or by consent or acquiescence there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers, or the Company shall make an assignment for the benefit of creditors; or, if an involuntary case shall be commenced seeking the liquidation or reorganization of the Company under the United States Bankruptcy Code, or any similar proceeding shall be commenced against the Company under any other applicable federal or state law, and (i) the petition commencing the involuntary case is not timely controverted, or (ii) the petition commencing the involuntary case is not dismissed within thirty (30) days of its filing, or (iii) an interim trustee is appointed to take possession of all or a portion of the property and/or to operate all or any part of the business of the Company, or (iv) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over the Company, or of all or a part of the property of any of the foregoing, shall have been entered; or any other similar relief shall be granted against the Company under any applicable federal or state law.

                  (i) Invalidity of Transaction Documents. If any of the Transaction Documents shall cease to be in full force and effect or the Company shall disavow its obligations thereunder, shall declare that it does not have any further obligation thereunder or shall contest the validity or enforceability thereof.

                  The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         10.2 Termination and Acceleration.

                  (a) If any Event of Default has occurred and is continuing, then the interest rate on the Notes shall increase immediately by an increment of two (2) percentage points (or, if less, the highest rate permitted by law). If any such Event of Default has occurred and continues for a period of three hundred sixty (360) days thereafter, then the interest rate on the Notes shall increase by a further increment of two (2) percentage points (for a total increase of four (4) percentage points) (or, if less, the highest rate permitted by law). Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this subparagraph).

                  (b) If an Event of Default of the type described in Section 10.1(h) has occurred, then the aggregate outstanding principal amount of each Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of any Investor, and the Company shall immediately pay to each Investor all amounts due and payable with respect to its Note.

                  (c) If an Event of Default (other than under Section 10.1(h)) has occurred and is continuing, then any Investor may declare all or any portion of the outstanding principal amount of such Investor's Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of such Note (together with all such other amounts then due and payable) owed to such Investor. If any such Investor demands immediate payment of all or any portion of its respective Note, the Company shall immediately pay to each such Investor all amounts due and payable with respect to the Note.

         11. MISCELLANEOUS.

         11.1 Expenses. The Company shall pay, and hold each Investor harmless against liability for the payment of, and reimburse on demand as and when incurred from and against, (a) all out-of-pocket fees and expenses incurred by each Investor in connection with its due diligence review of the Company, the preparation, negotiation, execution and interpretation of this Agreement, the Securities, the Underlying Common Stock, the Investors' Rights Agreement, the other Transaction Documents and the agreements contemplated hereby and thereby, and the consummation of all of the transactions contemplated hereby and thereby (including, without limitation, all travel expenses incurred by representatives or agents of any Investor and all reasonable fees and expenses of legal counsel, accountants and other third parties), which reasonable fees and expenses shall not exceed One Hundred Fifteen Thousand Dollars ($115,000.00) and shall be payable at the Closing or, if the Closing does not occur, payable upon demand, (b) all reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of each of the Transaction Documents and the other agreements and instruments contemplated hereby and thereby, (c) all recording and filing fees, stamp and other Taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Securities or the Underlying Common Stock, (d) the reasonable fees and expenses (including attorney's fees) incurred with respect to the enforcement of the rights granted under this Agreement, the Securities, the other Transaction Documents and other the agreements or instruments contemplated hereby and thereby (including, without limitation, all court costs and costs of collection, and including any such fees and expenses incurred in connection with any bankruptcy, reorganization, workout or similar transaction and any fees and expenses incurred in connection with any Collateral audit and any other fees and expenses of any auditors and consultants), and (e) the fees and expenses incurred by each such Person in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person. If the Company fails to pay when due any amounts due to any Investor or fails to comply with any of its obligations pursuant to this Agreement or any other agreement, document or instrument executed or delivered in connection herewith, the Company shall, upon demand by such Investor, pay to each such Investor such further amounts as shall be sufficient to cover the cost and expense (including, but not limited to attorneys' fees) incurred by or on behalf of any Investor in collecting all such amounts due or in otherwise enforcing such Investor's rights and remedies hereunder.

         11.2 Remedies. Each holder of Securities and Underlying Common Stock shall have all rights and remedies set forth in this Agreement, the Securities, the other Transaction Documents and the Certificate of Incorporation of the Company and all rights and remedies which any such holder has been granted at any time under any other agreement or contract and all of the rights which any such holder has under any law. No remedy hereunder or thereunder conferred is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         11.3 No Setoffs, etc. All payments hereunder and under the Notes and the Warrants shall be made by the Company without setoff, offset, deduction or counterclaim, free and clear of all Taxes, levies, imports, duties, fees and charges, and without any withholding, restriction or conditions imposed by any governmental authority. If the Company shall be required by any law to deduct, setoff or withhold any amount from or in respect of any payment to any Investor hereunder or under the Notes or the Warrants, then the amount so payable to such Investor shall be increased as may be necessary so that, after making all required deductions, setoffs and withholdings, such Investor shall receive an amount equal to the sum they would have received had no such deductions, setoffs or withholding been made.

         11.4 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor hereunder or under the Notes or any Investor enforces its rights or exercises its right of setoff hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         11.5 Entire Agreement. This Agreement, the Security Agreements and the other Transaction Documents and the other documents executed in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

         11.6 Survival of Covenants. The obligations of the Company under
Section 7 and Section 8 of this Agreement shall terminate on the first date on which each of the following conditions are satisfied: (a) all principal and interest outstanding under each Note is paid in full by the Company, (b) all of the Underlying Common Stock may be transferred in any three (3) month period either pursuant to rule 144 under the Securities Act or as a result of the registration statement contemplated by Section 1.2(b) of the Investors' Rights Agreement having been declared effective, and (c) the limitations on the transferability of the Warrants and/or Underlying Common Stock have expired under Section 3 of the Investors' Rights Agreement (such date referred to herein as the "Cessation Date"). On the Cessation Date, the Company shall have no liability to any Investor with respect to a breach of the Company's obligations under Section 7 and Section 8 of this Agreement, except for any breach occurring prior to the Cessation Date). The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder

         11.7 Survival of Warranties. The warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall survive until the Cessation Date.

         11.8 Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether or not so expressed; provided that the Company shall not be permitted to assign its rights or obligations under this Agreement, the Notes, the Warrants or the other Transaction Documents. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Investor's benefit as a purchaser or holder of Securities or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Securities or such Underlying Common Stock. Except as otherwise expressly provided herein, nothing expressed in or implied from this Agreement, the Notes, the Warrants or the Investors' Rights Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and thereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or any such other document.

         11.9 Confidentiality. The parties hereby acknowledge and agree that the transactions contemplated by this Agreement and the other Transaction Documents are of a confidential nature and shall not be disclosed except to consultants, advisors and Affiliates, or as required by law, until such time as the Company and the Investors agree to make a public announcement regarding the transaction. The Investors acknowledge and agree that some of the information provided by the Company with respect to the Investors' due diligence may be non-public, confidential and proprietary to the Company. All such information prominently labeled by the Company as confidential (if disclosed in written form) or identified as confidential (if disclosed oral) is hereinafter referred to as the "Confidential Information"; provided that Confidential Information shall not include any information which (a) is or becomes generally available to the public other than as a result of a disclosure by the Investors, (b) is or becomes available to Investors by a third party that has no obligation to the Company to maintain the confidentiality of such information, or (c) was in the Investors' possession or available to the Investors prior to the time of disclosure by the Company. Except as required by law or pursuant to an order of a court of competent jurisdiction, the Investors agree to not disclose Confidential Information regarding the Company, and will cause their respective employees and advisors not to disclose Confidential Information regarding the Company, without the prior written consent of the Company.

         11.10 Indemnification. In consideration of the Investors' execution and delivery of this Agreement and purchase of the Securities hereunder and in addition to the Company's other obligations under this Agreement and in addition to all other rights and remedies available at law or in equity, the Company shall defend, protect and indemnify each Investor and each of its officers, directors, shareholders, partners, affiliates, employees, agents, representatives, successors and assigns (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees"), and save and hold each of them harmless from and against, and pay on behalf of or reimburse such party on demand as and when incurred, any and all actions, causes of action, suits, claims, losses (including diminutions in value and consequential damages), costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, interest and penalties and all amounts paid in investigation, defense or settlement of any of the foregoing and claims relating to any of the foregoing (the "Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) the execution, delivery, performance or enforcement of this Agreement, any other Transaction Document or any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees, except to the extent any such Liabilities are caused by the particular Indemnitee's gross negligence or willful misconduct and (b) the past, present or future environmental condition of any property owned, leased, operated or used by the Company, its predecessors or successors or of any offsite treatment, storage or disposal location associated therewith, including the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release, or threatened release into, onto or from, any such property or location of any toxic, chemical or hazardous substance, material or waste (including any losses, liabilities, damages, injuries, penalties, fees, costs, expenses or claims asserted or arising under any Environmental and Safety Requirement) regardless of whether caused by, or within the control of, the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Liabilities which is permissible under applicable law.

         11.11 Aggregation. For purposes of this Agreement and the Investors' Rights Agreement, all holdings of Notes and Underlying Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement and the Investors' Rights Agreement.

         11.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.13 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         11.14 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

            It to St. Cloud, addressed to:

                   St. Cloud Capital Partners, LP
                   433 North Camden Drive, Fifth Floor
                   Beverly Hills, California 90210
                   Attention: Managing Partner - Finances & Administration

            With a copy to:

                   Latham & Watkins
                   633 West Fifth Street, Suite 4000
                   Los Angeles, California 90071
                   Attention:  W. Alex Voxman, Esq.

            It to Wiland, addressed to:

                   Concepts Direct, Inc.
                   2950 Colorful Avenue
                   Longmont, Colorado 80504-6214
                   Attention: Phillip A. Wiland


            It to the Company, addressed to:

                   Concepts Direct, Inc.

                         2950 Colorful Avenue
                         Longmont, Colorado 80504-6214
                         Attention:  Cody S. McGarraugh

                  With a copy to:

                         McGuire Woods LLP
                         One James Center
                         901 East Cary Street
                         Richmond, Virginia 23219-4030
                         Attention:  Kevin D. Pomfret, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

         11.15 Amendments and Waivers; Rights of Investors. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each of the Investors. No delay or omission to exercise any right, power or remedy accruing to the Investors upon any breach or default of the Company under this Agreement or under any of the other Transaction Documents shall impair any such right, power or remedy of any of the Investors, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default occurring thereafter, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring theretofore or thereafter. Each Investor shall have the absolute right to exercise or refrain from exercising any right or rights that such Investor may have by reason of this Agreement, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding (including securities the Underlying Common Stock), each future holder of all such securities and the Company.

         11.16 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         11.17 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect or any Event of Default shall occur, the fact that there exists another representation, warranty, or covenant or Event of Default relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant or that the first Event of Default shall have occurred.

         11.18 Exculpation of Investors. Each Investor acknowledges that it is not relying upon any Person other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

         11.19 Jurisdiction and Venue. THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS AGREEMENT, THE NOTES, THE WARRANTS AND EACH OF THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA. ANY ACTION OF ANY TYPE OR NATURE WHATSOEVER WITH RESPECT TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, SHALL BE BROUGHT IN SUPERIOR COURT FOR THE CITY AND COUNTY OF LOS ANGELES, CALIFORNIA OR U.S. DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA IN LOS ANGELES, AND THE COMPANY ACCEPTS FOR ITSELF AND ITS ASSETS AND PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION IN ANY SUCH JURISDICTION. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURT OF ANY OTHER JURISDICTION.

         11.20 Waiver of Right to Jury Trial. THE COMPANY AND EACH HOLDER OF NOTES AND WARRANTS HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE NOTES OR THE WARRANTS THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. THE COMPANY AGREES THAT THIS SECTION 11.20 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE INVESTORS WOULD NOT PURCHASE THE NOTES OR WARRANTS HEREUNDER IF THIS SECTION 11.20 WERE NOT PART OF THIS AGREEMENT.

         11.21 Limitation on Liability. NEITHER THE INVESTORS NOR THE COMPANY SHALL HAVE ANY LIABILITY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS FOR SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY SORT IN ANY ACTION OF ANY TYPE OR NATURE WHATSOEVER IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR IN ANY WAY RELATED TO THE NOTES, THE COLLATERAL OR THE ADMINISTRATION OR ENFORCEMENT THEREOF AND, EXCEPT TO THE EXTENT PROHIBITED BY LAW, THE COMPANY AND EACH INVESTOR WAIVE ANY RIGHT THEY MAY HAVE TO

CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY SORT OTHER THAN ACTUAL DAMAGES.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       THE COMPANY:


                                       CONCEPTS DIRECT, INC.



                                       By: /s/ CODY S. McGARRAUGH
                                           -------------------------------------
                                           Name: Cody S. McGarraugh
                                           Title: Chief Financial Officer


                                       THE INVESTORS:


                                       ST. CLOUD CAPITAL PARTNERS, LP


                                       By: /s/ MARSHALL S. GELLER
                                           -------------------------------------
                                           Name: Marshall S. Geller
                                           Title: Senior Manager


                                       PHILLIP A. WILAND


                                       By: /s/ PHILLIP A. WILAND
                                           -------------------------------------
                                           Phillip A. Wiland



                                       LINDA S. WILAND


                                       By: /s/ LINDA S. WILAND
                                           -------------------------------------
                                           Linda S. Wiland

                                    EXHIBIT A

                                  FORM OF NOTE

                                                               EXECUTION VERSION


                         SENIOR SECURED PROMISSORY NOTE

$2,000,000.00                                            Los Angeles, California
                                                                  April 26, 2002

               FOR VALUE RECEIVED, the undersigned, CONCEPTS DIRECT, INC., a Delaware corporation ("Borrower"), promises to pay to ST. CLOUD CAPITAL PARTNERS, LP, a Delaware limited partnership ("Lender"), the principal amount of Two Million Dollars ($2,000,000.00), with interest from the date hereof on the unpaid principal balance under this Note at the rate of ten percent (10%) per annum (on the basis of a 360-day year and the actual number of days elapsed). This Note shall be due and payable in monthly installments in the amount of Forty-Two Thousand Four Hundred Ninety-Four Dollars and Nine Cents ($42,494.09), commencing on June 1, 2002 and continuing on the same day of each calendar month thereafter; provided that all accrued and unpaid interest and the entire unpaid principal amount shall be due and payable in a lump sum payment on the earlier to occur of (the "Maturity Date"): (a) May 1, 2007 and (b) the date on which the indebtedness under this Note is accelerated as provided for under this Note or that certain Note and Warrant Purchase Agreement dated as of April 26, 2002 by and among Borrower, Lender, Phillip A. Wiland and Linda S. Wiland (as the same may be amended, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"; capitalized terms used and not defined herein have the meanings set forth in the Note Purchase Agreement). In addition, on the Maturity Date, any and all costs and expenses provided for under this Note and the Note Purchase Agreement, shall be due and payable.

               All payments under this Note shall be made to Lender or its order, in lawful money of the United States of America and in immediately available funds delivered to Lender by automatic bank draft to Lender's account, ABA No. 121137522, Account No. 1891923136 at Comerica Bank, 9777 Wilshire Boulevard, Beverly Hills, California 90212, Credit to: St. Cloud Capital Partners, LP, Reference: Concepts Direct or at such other place within the United States as Lender or any holder hereof shall designate in writing for such purpose from time to time. If a payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next day which is not a Saturday, Sunday or legal holiday, and interest shall be payable thereon during such extension. All amounts due under this Note and the Note Purchase Agreement shall be payable without defense, set off or counterclaim.

               Each payment under this Note shall be applied in the following order: (a) to the payment of costs and expenses which Borrower is required to pay pursuant to the provisions of this Note or the Note Purchase Agreement; (b) to the payment of accrued and unpaid interest; and (c) to the payment of outstanding principal. Lender and each holder hereof shall have the continuing and exclusive right to apply any and all payments under this Note.

               This Note may be prepaid in whole or in part at any time upon not less than five (5) days written notice of Borrower's intention to make any such prepayment, which notice shall specify the date and amount of such prepayment. The written notice of Borrower to make a prepayment under this Note shall create an obligation of Borrower to pay the amount specified on the date specified in such notice. Any prepayment made prior to April 26, 2003, except for mandatory prepayments made upon a Real Estate Transfer, shall be subject to Prepayment Premium (as defined below), which shall be due and payable on the date of the prepayment. Any prepayment made on or after April 26, 2003 shall be without premium or penalty. Interest shall be paid to the date of payment on the principal amount prepaid. Any partial principal prepayment under this Note shall be applied first against the installments of principal due under this Note in the reverse order of their maturity, with no change in the required amount of the monthly installments due under this Note prior to those installments prepaid in whole or in part. For purposes of this Note, the "Prepayment Premium" shall equal five percent (5%) of the principal balance outstanding at the time of prepayment.

               Upon the occurrence of a Real Estate Transfer, Borrower shall apply the Net Proceeds of such Real Estate Transfer to prepay this Note as set forth in Section 7.13 of the Note Purchase Agreement.

               If any Event of Default has occurred and is continuing, then the interest rate under this Note shall increase immediately by an increment of two
(2) percentage points. If any such Event of Default has occurred and continues for a period of three hundred sixty (360) days thereafter, then the interest rate under this Note shall increase by a further increment of two (2) percentage points (for a total increase of four (4) percentage points). Any increase of the interest rate resulting from the operation of this paragraph shall terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this paragraph). If an Event of Default of the type described in Section 10.1(h) of the Note Purchase Agreement has occurred, then the aggregate outstanding principal amount due under this Note (together with all accrued interest and all other amounts due and payable hereunder) shall become immediately due and payable without any action on the part of Lender, and Borrower shall immediately pay to Lender all amounts due and payable under this Note. If an Event of Default (other than the type described in Section 10.1(h) of the Note Purchase Agreement) has occurred and is continuing, then Lender may declare all or any portion of the outstanding principal amount due under this Note (together with all accrued interest and all other amounts due and payable hereunder) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount due under this Note (together with all accrued interest and all other amounts due and payable hereunder) owed to Lender. If Lender demands immediate payment of all or any portion of this Note, Borrower shall immediately pay to Lender all amounts due and payable under this Note. Notwithstanding the foregoing, the remedies with respect to the Collateral shall be subject to the terms and conditions of the Security Agreement. In no event shall interest be charged under this Note which would violate any applicable law. If the rate of interest provided for herein would otherwise exceed the maximum rate permitted by applicable law, then the interest rate shall be reduced to the maximum rate permitted by applicable law.

               This Note is secured under the Security Documents. Reference is hereby made to the Note Purchase Agreement and the Security Documents for a description of the nature and extent of the security for this Note and the rights with respect to such security of the holder of this Note. Nothing herein shall be deemed to limit the rights of Lender under this Note or the any other Transaction Document, all of which rights and remedies are cumulative.

               No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by a duly authorized officer of Lender or any holder of this Note, and then only to the extent specifically set forth therein.

               If any default occurs in any payment due under this Note, Borrower and all guarantors and endorsers hereof, and their successors and assigns, promise to pay all costs and expenses, including attorneys' fees, incurred by each holder hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced. None of the provisions hereof and none of the holder's rights or remedies under this Note on account of any past or future defaults shall be deemed to have been waived by the holder's acceptance of any past due installments or by any indulgence granted by the holder to Borrower.

               Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive presentment, demand, diligence, protest and notice of every kind (except such notices as may be required under the Note Purchase Agreement), and agree that they shall remain liable for all amounts due under this Note notwithstanding any extension of time or change in the terms of payment of this Note granted by any holder hereof, any change, alteration or release of any property now or hereafter securing the payment hereof or any delay or failure by the holder hereof to exercise any rights under this Note or the Note Purchase Agreement. Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive the right to plead any and all statutes of limitation as a defense to a demand under this Note to the full extent permitted by law.

               This Note shall inure to the benefit of Lender, its successors and assigns and shall bind the heirs, executors, administrators, successors and assigns of Borrower. Each reference herein to powers or rights of Lender shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them.

               In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

               Any notice required or permitted hereunder or pursuant to the Note Purchase Agreement shall be in writing and shall be deemed to have been given upon delivery if personally delivered or upon deposit if deposited in the United States mail for mailing by certified mail, postage prepaid and addressed as follows:

               If to Lender:        St. Cloud Capital Partners, LP
                                    433 North Camden Drive, Fifth Floor
                                    Beverly Hills, California 90210
                                    Attention: Managing Partner - Finances &
                                               Administration

               With a copy to:      Latham & Watkins
                                    633 West Fifth Street, Suite 4000
                                    Los Angeles, California 90071
                                    Attention: W. Alex Voxman, Esq.

               If to Borrower:      Concepts Direct, Inc.
                                    2950 Colorful Avenue
                                    Longmont, Colorado  80504-6214
                                    Attention: Cody S. McGarraugh

               With a copy to:      McGuire Woods LLP
                                    One James Center
                                    901 East Cary Street
                                    Richmond, Virginia 23219-4030
                                    Attention: Kevin D. Pomfret, Esq.


               EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, CITY OF LOS ANGELES, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS NOTE OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE, PROVIDED, THAT LENDER AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF LOS ANGELES COUNTY, CITY OF LOS ANGELES, AND, PROVIDED, FURTHER, NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH ABOVE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

               BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY

RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS NOTE OR THE TRANSACTIONS RELATED HERETO.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

               IN WITNESS WHEREOF, Borrower has caused this Senior Secured Promissory Note to be duly executed the day and year first above written.

                                   CONCEPTS DIRECT, INC.
                                   a Delaware corporation

                                   By:
                                       ------------------------------------
                                       Name:  Cody S. McGarraugh
                                       Title: Chief Financial Officer

                                    EXHIBIT C

                                 FORM OF WARRANT

                                                               EXECUTION VERSION


NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE. THIS LEGEND SHALL BE IMPRINTED ON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.

                                WARRANT AGREEMENT

                               FOR COMMON STOCK OF

                              CONCEPTS DIRECT, INC.

WARRANT NO. 2

               THIS CERTIFIES that, for value received, ST. CLOUD CAPITAL PARTNERS, LP, a Delaware limited partnership ("St. Cloud"), or its permitted assigns (collectively, the "Holder"), is entitled to purchase from CONCEPTS DIRECT, INC., a Delaware corporation (the "Company"), at any time, and from time to time, during the exercise period referred to in Section 1 hereof, 275,000 fully paid, validly issued and nonassessable shares (the "Warrant Shares") of common stock of the Company, par value $0.10 per share (the "Common Stock"), at the exercise price of $0.10 per share, subject to adjustment as provided herein (the "Warrant Share Price") (it being acknowledged and agreed that pursuant to Section 1.3 of that certain Note and Warrant Purchase Agreement, by and among the Company, St. Cloud, Phillip A. Wiland and Linda S. Wiland, dated as of even date hereof (the "Purchase Agreement"), St. Cloud, on its own behalf, and on behalf of each Holder, has made an advance payment of $0.09 per share with respect to the Warrant Share Price of each Warrant Share, and such advance payment shall be taken into account for purposes of computing the remaining Warrant Share Price required to be paid (the "Unpaid Warrant Share Price") upon exercise of this Warrant and any adjustments thereto). Securities issuable upon exercise of this Warrant and the unpaid exercise price payable therefor are subject to adjustment from time to time as hereinafter set forth. As used herein, the term "Warrant" shall include any warrant or warrants hereafter issued in consequence of the exercise of this Warrant in part or transfer of this Warrant in whole or in part and any warrant or warrants into which this Warrant may be divided or exchanged.

               1. Exercise; Payment for Ownership Interest.

        1.1 Upon the terms and subject to the conditions set forth herein, this Warrant may be exercised in whole or in part by the Holder hereof at any time, or from time to time, on or after July 26, 2002 and prior to 5 p.m. New York time on April 26, 2009 upon by presentation and surrender of this Warrant to the principal offices of the Company, or at the office of its Transfer Agent (as defined in Section 9 hereof), if any, together with the Purchase Form attached hereto, duly executed, and accompanied by payment to the Company of the Unpaid Warrant Share Price multiplied by the number of Warrant Shares as to which this Warrant is then being exercised; provided, however, that in the event of any merger, consolidation or sale of all or substantially all the assets of the Company resulting in any distribution to the Company's stockholders, prior to April 26, 2009, the Holder shall have the right to exercise this Warrant commencing at such time through April 26, 2009 into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. Any transfer of Warrant Shares obtained by the Holder in exercise of this Warrant is subject to the Investors' Rights Agreement, by and among the Company, St. Cloud, Phillip A. Wiland and Linda S. Wiland, dated as of even date hereof (the "Investors' Rights Agreement") and the requirement that such securities be registered under the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws or exempt from registration under such laws. The Holder of this Warrant shall be deemed to be a stockholder of the Warrant Shares as to which this Warrant is exercised in accordance herewith effective immediately after the close of business on the date on which the Holder shall have delivered to the Company this Warrant in proper form for exercise and payment by certified or official bank check or wire transfer of the cash purchase price for the number of Warrant Shares as to which the exercise is being made, notwithstanding that the stock transfer books of the Company shall be then closed or that certificates representing such Warrant Shares shall not then be physically delivered to the Holder.

        1.2 All or any portion of the Unpaid Warrant Share Price may be paid by surrendering Warrants effected by presentation and surrender of this Warrant to the Company, or at the office of its Transfer Agent, if any, with a Cashless Exercise Form annexed hereto duly executed (a "Cashless Exercise"). Such presentation and surrender shall be deemed a waiver by the Company of the Holder's obligation to pay all or any portion of the aggregate Unpaid Warrant Share Price. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares for which the Holder desires to exercise this Warrant by a fraction, the numerator of which shall be the difference between the then current market price per share of the Common Stock and the Unpaid Warrant Share Price, and the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Section 1.2, the then current market price per share of Common Stock at any date shall be deemed to be the average for the ten (10) consecutive business days immediately prior to the Cashless Exercise of the daily closing prices of the Common Stock on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the closing prices as reported by the Nasdaq National Market or, if applicable, the Nasdaq SmallCap Market, or if not then included for quotation on the Nasdaq National Market or the Nasdaq SmallCap

Market, the average of the highest reported bid and lowest reported asked prices as reported by the OTC Bulletin Board or the National Quotations Bureau, as the case may be, or if not then publicly traded, the fair market price, not less than book value thereof, of the Common Stock as determined in good faith by the independent members of the Board of Directors of the Company.

        1.3 If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder as to which the Warrant has not been exercised. If this Warrant is exercised in part, such exercise shall be for a whole number of Warrant Shares. Upon any exercise and surrender of this Warrant, the Company (a) will issue and deliver to the Holder a certificate or certificates in the name of the Holder for the largest whole number of Warrant Shares to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional Warrant Share to which the Holder otherwise might be entitled, cash in an amount equal to the fair value of such fractional Warrant Share (determined in such reasonable and equitable manner as the Board of Directors of the Company shall in good faith determine), and (b) will deliver to the Holder such other securities, properties or cash which the Holder may be entitled to receive upon such exercise, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

               2. Anti-Dilution Provisions. The Unpaid Warrant Share Price in effect at any time and the number and kind of securities issuable upon exercise of this Warrant and the Unpaid Warrant Share Price shall be subject to adjustment from time to time upon happening of certain events as follows:

        2.1 Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization, reclassification or any other change of capital stock of the Company, or any consolidation or merger of the Company with another person, or the sale or transfer of all or substantially all of its assets to another person shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for their shares of Common Stock, then provision shall be made by the Company, in accordance with this Section 2.1, whereby the Holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in addition to or in exchange for, as applicable, the Warrant Shares subject to this Warrant immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such securities or assets as would have been issued or payable with respect to or in exchange for the aggregate Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby if exercise of the Warrant had occurred immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Company will not effect any such consolidation, merger, sale, transfer or lease unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument (a) the obligation to deliver to the Holder such securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and (b) all other obligations of the Company under this Warrant. The provisions of this Section
2.1 shall similarly apply to successive consolidations, mergers, exchanges, sales, transfers or leases. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or transfer, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 2.2 hereof.

        2.2 Stock Dividends and Securities Distributions. If, at any time or from time to time after the date of this Warrant, the Company shall distribute to the holders of shares of Common Stock (a) securities (including rights, warrants, options or another form of convertible securities), (b) property, other than cash, or (c) cash, without fair payment therefor, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive such securities, property and cash which the Holder would hold on the date of such exercise if, on the date of the distribution, the Holder had been the holder of record of the shares of Common Stock issued upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares of Common Stock and the securities, property and cash receivable by the Holder during such period, subject, however, to the Holder agreeing to any conditions to such distribution as were required of all other holders of shares of Common Stock in connection with such distribution.

        2.3 Other Adjustments. In addition to those adjustments set forth in
Section 2.1 and Section 2.2, but without duplication of the adjustments to be made under such Sections, if the Company:

               (a) declares or pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (b) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

               (c) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;

               (d) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; and/or

               (e) issues, by reclassification of its Common Stock, any shares of its capital stock;

then the number and kind of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted so that the Holder upon exercise hereof shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 2.3 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or issuance. If, as a result of an adjustment made pursuant to this Section 2.3, the Holder of this Warrant thereafter surrendered for exercise shall become entitled to receive shares of two (2) or more classes of capital stock or shares of Common Stock and any other class of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to all holders of Warrants promptly after such adjustment) shall determine the allocation of the adjusted Unpaid Warrant Share Price between or among shares of such classes of capital stock or shares of Common Stock and such other class of capital stock.

               The adjustment to the number of Warrant Shares purchasable upon the exercise of this Warrant described in this Section 2.3 shall be made each time any event listed in paragraphs (a) through (e) of this Section 2.3 occurs.

               Simultaneously with all adjustments to the number and/or kind of securities, property and cash under this Section 2.3 to be issued in connection with the exercise of this Warrant, the Unpaid Warrant Share Price will also be appropriately and proportionately adjusted.

               (f) In the event that at any time, as a result of an adjustment made pursuant to this Section 2.3, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 2.1 and Section 2.2 above.

        2.4 Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Unpaid Warrant Share Price pursuant to this Section 2, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment, including a statement of the adjusted Unpaid Warrant Share Price or adjusted number of shares of Common Stock, if any, issuable upon exercise of each Warrant, describing the transaction giving rise to such adjustments and showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith mail, by first class mail, postage prepaid, a copy of each such certificate to the

Holder of this Warrant at the address of such Holder as shown on the books of the Company, and to its Transfer Agent. Any Holder of this Warrant may change his address by written notice to the Company at its office (or at such other office or agency of the Company as it may from time to time designate in writing to the Holder) requesting such change.

        2.5 Other Notices. If at any time:

               (a) the Company shall (i) offer for subscription pro rata to the holders of shares of the Common Stock any additional equity in the Company or other rights; (ii) pay a dividend in additional shares of the Common Stock or distribute securities or other property to the holders of shares of the Common Stock (including, without limitation, evidences of indebtedness and equity and debt securities); or (iii) issue securities convertible into, or rights or warrants to purchase, securities of the Company;

               (b) there shall be any capital reorganization or reclassification or consolidation or merger of the Company with, or sale, transfer or lease of all or substantially all of its assets to, another entity; or

               (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least fifteen (15) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such subscription rights, dividend, distribution or issuance, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least fifteen (15) days' prior written notice of the date when the same shall take place if no stockholder vote is required and at least fifteen (15) days' prior written notice of the record date for stockholders entitled to vote upon such matter if a stockholder vote is required. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such subscription rights, the date on which the holders of shares of Common Stock shall be entitled to exercise their rights with respect thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Failure to give the notice referred to herein shall not affect the validity or legality of the action which should have been the subject of the notice.

        2.6 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, including, without limitation, voluntary bankruptcy proceedings, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but shall at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate on order to protect the rights of the registered holder of this Warrant against impairment.

               3. No Voting Rights. This Warrant shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

               4. Warrants Transferable. Subject to Section 3 of the Investors' Rights Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal offices of the Company by the Holder hereof, upon surrender of this Warrant properly endorsed; provided, however, that without the prior written consent of the Company, this Warrant and all rights hereunder may be transferred only (a) pursuant to an exemption from registration under the 1933 Act, or (b) pursuant to the registration of this Warrant or the Warrant Shares under the 1933 Act. It shall be a condition to transfer of this Warrant that the transferee agrees to be bound by the restrictions on transfer contained in the previous sentence.

               5. Warrants Exchangeable; Assignment; Loss, Theft, Destruction, Etc. This Warrant is exchangeable, without expense, upon surrender hereof by the Holder hereof at the principal offices of the Company, or at the office of its Transfer Agent, if any, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the Warrant Shares which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe for and purchase such Warrant Shares as shall be designated by such Holder hereof at the time of such surrender. Upon surrender of this Warrant to the Company at its principal office, or at the office of its Transfer Agent, if any, with an instrument of assignment duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company, or at the office of its Transfer Agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the Holder hereof a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the Warrant Shares which may be subscribed for and purchased hereunder. Any such new Warrant executed and delivered shall constitute an additional contractual obligation of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

               6. Legends. Any certificate evidencing the securities issued upon exercise of this Warrant shall bear a legend in substantially the following form:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

               7. Modifications and Waivers. The terms of this Warrant may be amended, modified or waived only by the written agreement of the Company and the Holder.

               8. Miscellaneous. The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of this Warrant and all substitute Warrants. The Holder shall pay all taxes (other than any issuance taxes, including, without limitation, documentary stamp taxes, transfer taxes and other governmental charges, which shall be paid by the Company) in connection with such issuance and delivery of this Warrant and the Warrant Shares.

                The Company shall maintain, at the office or agency of the Company maintained by the Company, books for the registration and transfer of the Warrant.

               9. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, solely for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of this Warrant, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of this Warrant.

               The Company or, if appointed, the Transfer Agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to the Holder pursuant to Section 2.5 hereof.

               The Company covenants that all Warrant Shares which may be issued upon exercise of this Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

               10. Registration. The Holder shall be entitled to the registration rights with respect to the Warrant Shares as set forth in the Investors' Rights Agreement.

               11. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with the laws of the State of Delaware, and the rights of the parties shall be governed by, the law of such State.

               IN WITNESS WHEREOF, this Warrant has been executed as of the 26th day of April, 2002.

                              CONCEPTS DIRECT, INC.

                              By:
                                 ----------------------------------
                                 Name:  Cody S. McGarraugh
                                 Title: Chief Financial Officer


                                      S-1